Exhibit 10.28

LEASE PACKAGE:

RESPECTING LEASE BY AND BETWEEN

PEARSON FUND III, L.P., a Texas limited partnership (“LANDLORD”),

And

SONUS NETWORKS, INC, a Delaware corporation (“TENANT”)

RESPECTING LEASE OF PREMISES SITUATED AT 1130 EAST
ARAPAHO ROAD, RICHARDSON, TEXAS 75081:

1.                                       BASIC LEASE INFORMATION

2.                                       STANDARD LEASE, INCLUDING EXHIBITS THERETO AS FOLLOWS:

Exhibit A-l	-	Legal Description of the Land
Exhibit A-2	-	General Depiction of the Premises – 1st Floor
Exhibit A-3	-	General Depiction of the Premises – 2nd Floor
Exhibit B	-	Building Rules and Regulations
Exhibit C	-	Operating Expense Escalator
Exhibit D	-	Special Provisions
Exhibit D-l	-	ADA Compliance Matters
Exhibit E	-	Parking
Exhibit F	-	Intentionally Deleted
Exhibit G	-	Subordination Non-Disturbance and Attornment Agreement
Exhibit H	-	Intentionally Deleted
Exhibit I	-	Janitorial Specifications

BASIC LEASE INFORMATION

Lease Date/Effective Date:	Effective, but not necessarily signed, July 19, 2005.

Commencement Date:

The earlier of (a) November 15, 2005 (provided that Landlord delivers possession of the Premises to Tenant on the Lease Date; otherwise, such date shall be extended one day for each day of delay in delivering possession of the Premises to Tenant) or (b) the date on which Tenant occupies any portion of the Premises and begins conducting business therein, as may be adjusted to the date set forth in that certain letter agreement between Landlord and Tenant described in Section 3 of this Lease.

Tenant:
Sonus Networks, Inc., a Delaware corporation

Tenant’s Address:	Sonus Networks, Inc. 1130 East Arapaho Road Suite 200 Richardson, Texas 75081 Attention: Mike Eastep Telephone: 972.301.4930 Facsimile: 972.680.6329	with a copy to: Sonus Networks, Inc. 250 Apollo Drive Chelmsford, MA 01824 Attention: General Counsel Telephone: 978.614.8505 Facsimile: 978.614.8651

Landlord:	Pearson Fund III, L.P., a Texas limited partnership

Landlord’s Address:	Pearson Fund III, L.P. 9000 Mountbatten Circle Austin, TX 78730 Attention: Craig Nemec, President Telephone: 512.342.1700 Facsimile: 512.233.5280	with a copy to: Pearson Group, Inc. 1130 East Arapaho Road Suite 190 Attention: Craig Nemec, Pres. Richardson, Texas 75081 Telephone: 972.234.3743 Facsimile: 972.664.1084

Premises:

Suite 200, containing approximately 26,537 rentable square feet, as outlined on the floor plans attached hereto as Exhibits A-2 and A-3 (“Premises”), comprising a portion of the 1st and 2nd floors of the six-story office building (the “Building”) located on that certain real property commonly known as Two Richardson Center, Richardson, Dallas County, Texas, with a street address of 1130 East Arapaho Road, Richardson, Texas 75081 (Dallas County, Texas), comprised of a stipulated 119,169 rentable square feet, as more particularly described on Exhibit A-l (the “Land”), together with the non-exclusive use of the Common Area of the first floor of the Building, including, without limitation, the loading dock area and the front lobby (collectively the “First Floor Common Area”). The Premises and the First and Second Floor Common Areas are generally depicted and shown on Exhibits A-2 and A-3; said exhibits being attached for identification purposes only, and such depictions are expressly made WITHOUT WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND. The First and Second Floor Common Areas do not include the elevator closets and mechanical rooms on the first and second floors of the Building as depicted and shown on Exhibit A-2 and A-3.

Measurement and calculation of rentable area has been performed in accordance with the Building Owners and Managers Association (“BOMA”) guidelines using no more than a 15.0% load factor with respect to each multi-tenant floor of the Building and a 8.0% load factor with respect to each single tenant floor of the Building (i.e., the 2nd floor); it being agreed that, at no time during the Term, shall such load factors exceed such percentages. Landlord and Tenant hereby stipulate that notwithstanding anything herein to the contrary, the Premises shall be deemed to consist of 19,478 rentable square feet on the 2nd Floor and 7,059  rentable square feet on the 1st Floor, and that no shortage or overage in the rentable square feet of the Premises purported by either party shall be the basis for changing the number of rentable square feet herein stipulated, other than in the event of Tenant’s exercise of its Expansion Option, if any, as provided in the Lease.

Term:

60 full calendar months, plus any partial month from the Commencement Date to the end of the month in which the Commencement Date occurs, beginning on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 60th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Basic Rental:	LEASE MONTHS:	ANNUAL BASIC RENTAL PER RENTABLE SQUARE FOOT:	MONTHLY BASIC RENTAL:

	1-3*	$0.00	$0.00
	4-12	$10.00	$22,114.17
	13-60	$18.50	$40,911.21

As used herein, the term “Lease Month” means each calendar month during Term (and if the Commencement Date does not occur on the first day of the calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rental applicable for such partial month.

*Notwistanding the foregoing, the Basic Rent shall be $0.00 with respect to the first 92 days of the Term and any remaining portion of the calendar month after such initial 92-day period expires shall be prorated based on the number of days remaining in such month, the total number of days in such month and a monthly Basic Rental of $22,114.17.

Security Deposit	$30,000.00.

Rent:	Basic Rental, Electricity Costs, Excess (as defined in Exhibit C), and all other sums that Tenant may owe to Landlord under the Lease.

Permitted Use:	General business and professional offices, research and development, training, demonstration and sales and service of telephony equipment.

Expense Stop:	Basic Cost (as defined in Exhibit C) per rentable square foot in the Building for calendar year 2006 (the “Base Stop Year”) as more fully set forth on Exhibit C.

Initial Liability Insurance	$1,000,000.00 per occurrence, and $2,000,000.00 in the aggregate.

Amount:

Tenant’s Pro Rata Share	22.27%, being the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the 119,169 rentable square feet in the Building.

SIGNATURES ON FOLLOWING PAGE

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above.  If any conflict exists between any Basic Lease Information (as set forth herein) and the Lease, then the Basic Lease Information shall control.

LANDLORD:

PEARSON FUND III, L.P.
a Texas limited partnership

By:		Pearson Group Capital Management III, Inc.
General Partner

	By:	/s/ Craig Nemec
Name: Craig Nemec
Title: President
Signed the 31st day of July 2005

TENANT:

SONUS NETWORK INC.,
a Delaware corporation

By:		/s/ Ellen B. Richstone
Name:	Ellen B. Richstone
Title:		CFO
Signed the 29th day of July, 2005

STANDARD LEASE PROVISIONS

THIS LEASE (this “Lease”) is entered into effective, but not necessarily signed July 19, 2005, by and between Pearson Fund III, L.P., a Texas limited partnership (“Landlord”), and Sonus Networks, Inc., a Delaware corporation (“Tenant”).

DEFINITIONS AND BASIC PROVISIONS

1.   The definitions and basic provisions set forth in the Basic Lease information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes.

LEASE GRANT

2.   Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.  Except as may be expressly provided elsewhere in this Lease, Tenant hereby accepts the Premises in their “AS-IS” condition.  Landlord shall have no obligation to perform any work therein (including demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein), and shall not, except as provided in Exhibit D, be obligated to reimburse Tenant or provide an allowance for any costs related to the demolition or construction of improvements therein.  Landlord shall deliver possession and permit early occupancy immediately upon complete execution hereof and receipt of proof of Tenant’s insurance as required in this Lease. Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all provisions of this Lease excepting only those requiring the payment of Basic Rent.  Notwithstanding anything to the contrary contained in this Lease, if Landlord does not deliver possession of the Premises to Tenant on or before the later of the date this Lease is executed by Tenant or August 1, 2005, Tenant may terminate this Lease by delivering to Landlord written notice thereof.

TERM

3.   The Term of the Lease shall commence as of the Commencement Date.  By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord pursuant to the express provisions hereof, if any. Tenant shall execute and deliver to Landlord, within ten days after Landlord has requested same, a letter confirming (i) that Tenant has accepted the Premises, and (ii) that Landlord has performed all of its obligations with respect to the Premises.

RENT

4.   (a)  Payment.  Tenant shall timely pay to Landlord the Basic Rental without demand and all additional sums to be paid by Tenant to Landlord under this Lease, including the amounts set forth in Section 4(b) below (Tenant’s Share of Electricity Costs) and in Exhibit C (Operating Expense Escalator) after receipt of a monthly invoice therefor, without further demand, deduction or set off, at Landlord’s Address (or such other address within the continental United States as Landlord may from time to time designate in writing to Tenant). Basic Rental, adjusted as herein provided, shall be payable monthly in advance.  The first monthly installment of Basic Rental shall be payable contemporaneously with the Commencement Date of this Lease, which installment shall be prorated if such date does not fall on the first day of the month, and thereafter, monthly installments of Basic Rental shall be due on the first day of the first calendar month immediately following the Commencement Date.  Monthly installments shall continue on the first day of each succeeding calendar month during the Term.  Basic Rental for any fractional month at the beginning of the Term shall be prorated based on 1/365 of the current annual Basic Rental for each day of the partial month from the Commencement Date to the first day of the first calendar month immediately following the Commencement Date.

(b)  Electricity Costs. In addition to Basic Rental and any other amounts to be paid by Tenant to Landlord under this Lease, Tenant will pay to Landlord, concurrently with each monthly installment of Basic Rental, Tenant’s Share (as hereinafter defined) of all electricity (including the cost of electricity for Landlord to provide HVAC) used by the Building (“Electricity Costs”) the prior month.  The term “Tenant’s Share” shall mean Tenant’s ProRata Share adjusted as reasonably determined by Landlord to (aa) compensate for the first and final months of the Lease term and or (bb) reflect any disproportionate utility requirements of any occupant or tenant of the Building; provided, however, that in the event the Premises are ever separately metered, Tenant shall directly pay for Electricity Costs as so metered for the

Premises and shall have no further obligation to pay any other Electricity Costs, other than Tenant’s Share of Electricity Costs attributable to the Common Area as reasonably determined by Landlord. Landlord shall use commercially reasonable efforts to cause any tenants of the Building whose equipment consumes a disproportionate amount of electricity (relative to other tenants in the Building) to pay their fair share of Electrical Costs.

DELINQUENT PAYMENT; HANDLING CHARGES

5.   All payments required of Tenant hereunder shall bear interest from seven (7) days after the date due until paid at the lower of the Prime Rate (as defined in Section 18(a)) or the maximum lawful rate. Alternatively, Landlord may charge Tenant a fee equal to 5% of any delinquent payment (“Late Fee”) to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency if any payment is not made by Tenant within seven (7) days of the date due; provided however, such interest or Late Fee shall not be charged with respect to the first two (2) of such occasions hereunder during the Term, but not otherwise. In no event shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest.

SECURITY DEPOSIT

6.  Within ten (10) business days of the Effective Date of this Lease, Tenant shall pay to Landlord, in immediately available funds, the Security Deposit, which shall be held by Landlord without liability for interest and as security for the performance by Tenant of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (defined below). Landlord may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation which Tenant was obligated, but failed, to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Within sixty (60) days after the Term ends, provided Tenant has performed all of its obligations hereunder, Landlord shall return to Tenant the balance of the Security Deposit not applied to satisfy Tenant’s obligations.  If Landlord transfers its interest in the Premises, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.

LANDLORD’S OBLIGATIONS	7.

(a)  Services. Subject to the provisions of Section 4(b) (Tenant’s Share of Electricity Costs) and the Rules and Regulations hereinafter referred to, and while Tenant is occupying the Premises, Landlord shall furnish to Tenant:

(i) water (hot and cold) at those points of supply provided for general use of tenants of the Building;

(ii)  heated and refrigerated air conditioning in season during Building Hours (as set forth in Exhibit B hereto, the Rules and Regulations) throughout the year other than holidays, at such temperatures and in such amounts as are standard for comparable buildings in the vicinity of the Building; provided that Tenant acknowledges that such service and temperature may be subject to change by local, county, state or federal regulation; and whenever atypical business use, machines or equipment that generate abnormal heat are used in the Premises (excluding the server room on the first floor of the Premises) which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right to install supplemental air conditioning in the Premises (excluding the server room on the first floor of the Premises), and the reasonable cost thereof, including the cost of installation, operation, use and maintenance, shall be paid by Tenant to Landlord as additional rental upon demand;

(iii)  janitorial service and maintenance, as set forth in the attached Exhibit I (Janitorial Specifications) respecting the Building and Parking Facilities (as hereinafter defined) on weekdays other than holidays for Building-standard installations (Landlord reserves the right to bill Tenant separately for extra janitorial service required for non-standard installations) and such window washing as may from time to time in Landlord’s judgment may be reasonably required (which shall not be less than two times per calendar year);

(iv)  elevators for access to the Premises in common with other tenants, if applicable, provided that Landlord may reasonably limit the number of elevators to be in operation at times other than during customary business hours and on holidays,

(v) replacement of Building-standard light bulbs and fluorescent tubes; provided that Landlord’s standard charge for such bulbs and tubes shall be paid by Tenant; and

(vi) electrical current to the Building during all hours for equipment that requires not more than 110 volts, and whose electrical energy consumption does not exceed normal office usage.

Landlord shall maintain the Common Area of the Building in reasonably good order and condition. If Tenant desires any of the services specified in this Section 7 (ii) at any time other than (A) between 7:00 a.m. and 7:00 p.m. on weekdays and (B) between 8:00 a.m. and 1:00 p.m. on Saturday, such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the lesser of (i) the cost of such services or (ii) $50.00 within 10 days after Landlord has delivered to Tenant an invoice therefor.

Landlord shall provide the services referred to in Section 7(a)(i) through 7{a) (v) and shall maintain the Common Area, the Building’s HVAC, life-safety, plumbing, electrical and mechanical systems at a level substantially similar to the level of service and maintenance that is typical in other similar class office buildings located in the submarket in the city in which the Building is located.

Landlord shall, at its sole cost and expense, install a separate meter, or separate sub-meter, for electricity consumption attributable to the server room located at the first floor of the Premises and Tenant shall pay the electrical costs attributable to the server room directly to the utility provider, or to Landlord with the next due Monthly Basic Rental following receipt of a statement there for, as may be applicable.

(b) Discontinuance. [INTENTIONALLY OMITTED].

(c)  Restoration of Services; Abatement.  Landlord shall use reasonable efforts to restore any service that becomes unavailable; provided however, such unavailability, irrespective of the cause thereof, shall not render Landlord liable for any damages caused thereby, be a constructive eviction of or disturbance of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant’s obligations hereunder.  However, if Tenant is prevented from making reasonable use of the Premises for more than seven (7) consecutive days because of the unavailability of any such service, irrespective of the cause thereof, Tenant shall, as its exclusive remedy therefor, be entitled to a per diem abatement of Basic Rental for each consecutive day (after such 7-day period) that Tenant is so prevented from making reasonable use of the Premises, provided such unavailability is not caused in whole or in part by Tenant, in which case Tenant shall not be entitled to such abatement.

(d)  Landlord’s Obligations.  Landlord shall commence making necessary repairs and cure of damage to the Building corridors, lobby, structural members of the Building and equipment used to provide the services referred to in sub-section 7(a) hereof within twenty (20) days of discovering such damage, and shall thereafter diligently prosecute such repairs at Landlord’s cost (subject to reimbursement to Landlord by the Building’s tenants, including Tenant, pursuant to a provision similar to Exhibit C hereto); unless any such damage is caused by the gross neglidence of Tenant, or Tenant’s agents, employees or invitees, in which event Tenant shall bear the cost of such repairs.  Tenant shall promptly give Landlord notice of any damage in the Premises requiring repair by Landlord, as aforesaid.

(e) Access Tenant will be provided access to the Premises 24 hours per day, seven days per week. If such access is unavailable due to force majeure or any other reason beyond Landlord’s control (including construction performed by parties other than Landlord which prohibits such access), Landlord shall not be in default under this Section 7(e).  If reasonable access to the Premises is unavailable preventing Tenant from making reasonable use of any substantial portion of the Premises for its intended purpose for more than seven (7) consecutive days following written notice from Tenant to Landlord and such unavailability was not caused in whole or in part by Tenant, then Tenant shall, as its exclusive remedy therefor, be entitled to a reasonable abatement of Rent for each consecutive day (immediately following such 7-day period,) that Tenant is so prevented from making reasonable use of such portion of the Premises based on the area thereof.

(f)  Self-Help.  If at any time following the Commencement Date Landlord fails to deliver electrical service, elevator service, HVAC service, sewer service or water service to the Premises (the “Critical Services”) for ten (10) consecutive days after Tenant advises Landlord in writing that the Critical Services are not being provided to the Premises, and Landlord has not commenced to cure such cessation of Critical Services within five (5) days thereafter, has failed to prosecute such cure with reasonable diligence or has failed to cure same within one hundred fifty (150) days thereafter, Tenant shall be entitled to restore such service in a commercially reasonable manner.  Landlord shall reimburse Tenant for its actual and reasonable, out-of-pocket costs therefor within 30 days after delivery to Landlord of a reasonably detailed invoice, failing which default interest shall accrue thereon from the date due until the date paid at the lesser of the Prime Rate or the maximum lawful rate. If the unavailability of such Critical Services is caused by a Taking (defined below) or a Casualty (defined below), then the provisions of this Section shall not be applicable thereto; rather, the provisions of Section 14 and 15 (as the case may be) shall apply.

IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE

8.  (a)(l)  Improvements; Alterations.  Improvements to the Premises (including any signage, antennas, or risers respecting the Building) may be installed at the expense of Tenant only in accordance with plans and specifications submitted to and approved in writing by Landlord, prior to the commencement of any improvements. No alterations or physical additions in or to the Premises may be made without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord’s consent for repainting, recarpeting, or other cosmetic alterations, tenant improvements, alterations or physical additions to the Premises which are cosmetic in nature totaling less than $25,000 in any single instance or series of related cosmetic alterations performed within a six-month period (provided that Tenant shall not perform any such cosmetic improvements, alterations or additions to the Premises in stages as a means to subvert or circumvent this provision).  Tenant may, subject to applicable law and Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed, and management, install signage at the Premises, only as provided herein.  All alterations, additions, or improvements (whether temporary or permanent in character, and including without limitation all air-conditioning and all other equipment that is in any manner connected to the Building’s plumbing system) made in or upon the Premises, either by Landlord or Tenant, shall be Landlord’s property at the end of the Term and shall remain on the Premises without compensation to Tenant.  Approval by Landlord of any of Tenant’s drawings and plans and specifications prepared in connection with any improvements in the Premises shall not constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as required hereunder.

(2)  HVAC.  Tenant shall be permitted to use the three existing HVAC units in the server room located on the first floor of the Premises and, at its sole election, shall be permitted to install additional HVAC units therein. If Tenant elects to use the existing HVAC units or to install additional units, Tenant shall, at its sole cost and expense, maintain the same and any other units installed by Tenant in the server room; provided, however, Tenant shall have no obligation to use such units or to replace any HVAC units in the Premises.

Other than as expressly provided in Exhibit D-l of this Lease, entitled Landlord’s Remedial ADA Compliance Matters, which Landlord shall effectuate as provided in said Exhibit, Tenant shall be solely responsible for the cost of all work required to comply with the retrofit requirements of the Americans with Disabilities Act of 1990 (“ADA”), and the Texas Elimination of Architectural Barriers Act or other applicable laws pertaining to accessibility of the Premises (but not including the Common Areas or the Parking Facilities for which Landlord shall be responsible) by disabled or handicapped persons, and all rules, regulations, and guidelines promulgated thereunder, as the same may be amended from time to time, necessitated by any installations, additions, or alterations made in or to the Premises at the request of or by Tenant or by Tenant’s use of the Premises (other than retrofit work to the Building that is outside the Premises whose cost has been particularly identified as being payable by Landlord in an instrument signed by Landlord and Tenant), regardless of whether, such cost is incurred in connection with retrofit work required in the Premises.

(b)  Repairs; Maintenance.  Tenant shall maintain the Premises in a clean, safe, operable, attractive condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises.  Landlord shall, at its own expense, maintain the structure and foundation of the Building and Landlord shall, subject to reimbursement by Tenant as provided in Exhibit C, reasonably maintain the roof and structure of the Building and the electrical, mechanical, plumbing, elevators, and HVAC systems of the Building, unless such damage is caused in whole or in part by the gross negligence of Tenant, or Tenant’s agents, employees or invitees, in which event Tenant shall bear the costs of such repairs. Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Building caused by Tenant or Tenant’s agents, contractors, or invitees. If Tenant fails to commence to make any repairs or replacements required of Tenant hereunder within twenty (20) days after written demand therefor or thereafter fails to diligently pursue completion thereof, then Landlord may make the same at Tenant’s cost. The reasonable cost of any repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor.

This Section 8(b) shall not apply in the case of damage or destruction by fire or other casualty which is covered by insurance maintained by Landlord on the Building (as to which Section 15 hereof shall apply), or damage resulting from an eminent domain taking (as to which Section 14 hereof shall apply).

(c)  Performance of Work.  All work described in this Section 8 shall he performed only by Tenant or by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require, and to procure payment and performance bonds reasonably satisfactory to Landlord covering the cost of the work. All such work shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage the Premises, the primary structure or structural qualities of the Building, or plumbing, electrical lines, or other utility transmission facility. All such work which may affect the HVAC, electrical system, or plumbing must be approved by the Landlord’s engineer, which shall not be unreasonably withheld, conditioned or delayed.

(d)  Mechanic’s Liens.  Tenant shall not permit any mechanic’s liens to be filed against the Premises, Building or any portion thereof for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten (10) days after Landlord has delivered notice of the filing to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefor.

USE; SIGNAGE

9.  Tenant shall continuously occupy and use the Premises only for the Permitted Use and shall comply with all laws, orders, rules, and regulations relating to the Permitted Use, condition, and occupancy of the Premises.  The Premises shall not be used for any use which is disreputable or creates extraordinary fire hazards or results in an increased rate of insurance on the Building or its contents or the storage of any hazardous materials or substances. If, because of Tenant’s acts, the rate of insurance on the

Building or its contents increases, then Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not constitute a waiver of any of Landlord’s other rights. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with other tenants or Landlord in its management of the Building. Tenant, at Tenant’s own expense, (a) shall not commit or permit waste in the Premises or the Building, and (b) shall not paint, erect or display any sign, advertisement, placard or lettering which is visible in the corridors or lobby of the Building or from the exterior of the Building without Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed.

ASSIGNMENT AND SUBLETTING

10.  (a)  Transfers.  Except as provided in Section 10(h) (Permitted Transfers), Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 10(a)(1) through 10(a)(6) being a “Transfer”), and any attempt to do any of the foregoing without the prior express written permission of Landlord shall be void and of no effect.  In the event of any such attempted assignment or attempted sublease, or should Tenant, in any other nature of transaction, permit or attempt to permit anyone to occupy the Premises (or any portion thereof) without the prior express written permission of Landlord, and provided Tenant fails to affirmatively and effectively rescind or revoke such attempted assignment, sublease or other transfer ab initio within thirty (30) days of receipt of written notice from Landlord, then Landlord shall thereupon have the right and option to cancel and terminate this Lease effective upon ten (10) days(1) notice to Tenant given by Landlord at any time thereafter as to only the portion thereof which Tenant shall have attempted to assign or sublease or otherwise permitted some other party’s occupancy without Landlord’s prior express written permission, and if Landlord elects to cancel and terminate this Lease as to the aforesaid portion of the Premises, then the rental and other charges payable hereunder shall thereafter be proportionately reduced. Except as provided in Section 10(b) (Permitted Transfers), this prohibition against assignment or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law.

(b)  Consent Standards.  Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed transferee (1) is creditworthy, (2) will use the Premises for the Permitted Use and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building, (3) will not use any portion of the Premises or the Building in a manner that would materially increase the pedestrian or vehicular traffic to the Premises or the Building, (4) is not a governmental entity, or subdivision or agency thereof, (5) is not another occupant of the Building, (6) is in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute; executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto; and (7) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion. Additionally, Landlord may withhold its consent in its sole discretion to any proposed Transfer if any Event of Default by Tenant then exists.

(c)  Request for Consent.  If Tenant requests Landlord’s consent to a Transfer, then, at least fifteen (15) business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all material terms and conditions of the proposed Transfer, copies of the proposed transfer documentation, and the following information about the proposed transferee: name and address of the proposed transferee and any entities and persons who own, control or direct the proposed transferee; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord a reasonable allocation of the expenses incurred by Landlord in reviewing such request (such allocation not exceed $500.00), and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys’ fees incurred in connection with considering any request for consent to a Transfer.  No fees shall be payable with regard to a Permitted Transfer pursuant to Section 10(h).

If Landlord fails to notify Tenant that it approves or disapproves the requested Transfer within ten (10) business days after submission to Landlord of all of the items required under this Section 10, together with a Deemed Approval Notice (defined below), then Landlord shall be deemed to have approved such Transfer.  A “Deemed Approval Notice” means a written notice from Tenant to Landlord that conspicuously states in bold, uppercase typeface that the requested transfer shall be deemed to be approved by Landlord unless Landlord expressly disapproves of such in a written instrument sent to Tenant within ten (10) business days of Landlord’s receipt of the requested Transfer.

(d)  Conditions to Consent.  If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer.  No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers.  If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so during the continuance of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

(e)  Attornment by Subtenants.  Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (3) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e).  The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(f)  Cancellation.  Landlord may, within twenty (20) days after submission of Tenant’s written request for Landlord’s consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer.  Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

Notwithstanding the foregoing, if Landlord provides written notification to Tenant of its election to cancel this Lease as to any portion of the Premises as provided above, Tenant may rescind its proposed assignment or subletting of all or any portion of the Premises by notifying Landlord in writing within ten (10) business days following Landlord’s written cancellation notice.

(g)  Additional Compensation.  Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of (1) all compensation received by Tenant for a Transfer less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties (i.e., brokerage commissions and tenant finish work) in connection with such Transfer (such costs shall be amortized on a straight-line basis over the term of the Transfer in question) over (2) the Rent allocable to the portion of the Premises covered thereby.

(h)  Permitted Transfers.  Notwithstanding Section 10(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

(i) an Affiliate of Tenant;

(ii)  any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or

(iii)  any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets if such entity’s Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.

Tenant shall promptly notify Landlord of any such Permitted Transfer.  Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, Landlord or other tenants of the Building. No later than forty-five (45) days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee, and (D) evidence of compliance with the regulations of OFAC and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto, including the name and address of the Permitted Transferee and any entities and persons who own, control or direct the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers.  “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”) excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.  Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.

INSURANCE; WAIVERS; SUBROGATION; INDEMNITY

11.  (a)  Insurance. Effective as of the earlier of (1) the date Tenant enters or occupies the Premises, or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (i) commercial general liability insurance in amounts of $1,000,000 per occurrence, and $2,000,000 in the aggregate or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord’s property management company, Landlord’s asset management company and, if requested in writing by Landlord, Landlord’s Mortgagee, against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s Off-Premises Equipment, (ii) insurance covering the full value of all alterations and improvements and betterments in the Premises, naming Landlord and Landlord’s Mortgagee as additional loss payees as their interests may appear, (iii) insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Building by or on behalf of Tenant (including Tenant’s Off-Premises Equipment), (iv) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy), and (v) worker’s compensation insurance. Any insurance required to be maintained by Tenant may be taken out under a blanket insurance policy or policies covering other premises, property or insured in addition to the Premises and Tenant, provided such policy or policies otherwise comply with this Section 1l(a). Tenant’s insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance and, if requested by Landlord, copies of the actual insurance policies at least ten days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least 15 days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 15 days before cancellation or a material change of any such insurance policies.  All such insurance policies shall be in form, and issued by companies with a Best’s rating of A+:VII or better, reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of 15% of such cost. As used hereunder, the term “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Building (other than inside the Premises). As used hereunder, the term “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees and licensees.

(b)  Landlord’s Insurance.  Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), and (2) commercial general liability insurance in an amount of not less than $1,000,000 per occurrence, $2,000,000 in the aggregate.

(c)  Waiver of Negligence Claims; No Subrogation.  Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of Landlord or Tenant that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, REGARDLESS OF WHETHER THE NEGLIGENCE OF THE OTHER PARTY CAUSED SUCH LOSS (DEFINED BELOW).  Additionally, Tenant waives any claim it may have against Landlord for any Loss to the extent such Loss is caused by a terrorist act. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party. Notwithstanding any provision in this Lease to the contrary, Landlord, its agents, employees and contractors shall not be liable to Tenant or to any party claiming by, through or under Tenant for (and Tenant hereby releases Landlord and its servants, agents, contractors, employees and invitees from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Building, caused by casualty, theft, fire, third parties or any other matter or cause, REGARDLESS OF WHETHER THE NEGLIGENCE OF ANY PARTY CAUSED SUCH LOSS IN WHOLE OR IN PART.  Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Building.

(d)  Indemnity.  Subject to Section 1l(c), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of, any property or inconvenience (a “Loss”) (1) occurring in or on the Building (other than within the Premises) to the extent caused by the negligence or willful misconduct of any Tenant Party, (2) occurring in the Premises, or (3) arising out of the installation, operation, maintenance, repair or removal of any property of any Tenant Party located in or about the Building, including Tenant’s Off-Premises Equipment.  IT BEING AGREED THAT CLAUSES (2) AND (3) OF THIS INDEMNITY ARE INTENDED TO INDEMNIFY LANDLORD AND ITS AGENTS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE OR FAULT, EVEN WHEN LANDLORD OR ITS AGENTS ARE JOINTLY, COMPARATIVELY, CONTRIBUTIVELY, OR CONCURRENTLY NEGLIGENT WITH TENANT, AND EVEN THOUGH ANY SUCH CLAIM, CAUSE OF ACTION OR SUIT IS BASED UPON OR ALLEGED TO BE BASED UPON THE STRICT LIABILITY OF LANDLORD OR ITS AGENTS; HOWEVER, SUCH INDEMNITY SHALL NOT APPLY TO THE SOLE OR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD AND ITS AGENTS.

Subject to Section 11(c), Landlord shall defend, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees) for any Loss arising from any occurrence in or on the Common Areas to the extent caused by the negligence or willful misconduct of Landlord or its agents.

The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

SUBORDINATION ATTORNMENT; NOTICE TO LANDLORD’S MORTGAGEE

12.  (a)  Subordination.  This Lease shall be, and is hereby made subordinate to, and Tenant accepts this Lease subject and subordinate to any deed of trust, mortgage, or other security instrument (a “Mortgage”), or any ground lease, master lease, or primary lease (a “Primary Lease”) that may presently or hereafter covers all or any part of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as “Landlord’s Mortgagee”). The provisions of this Section 12(a) shall be self-operative without the necessity of any further instrument of subordination to be executed by Tenant, provided however, that Tenant covenants and agrees to execute and deliver to Landlord a subordination non-disturbance and attornment agreement (“SNDA”) substantially in the form of Exhibit G or such other form of SNDA as may be from time to time reasonably requested by a Landlord’s Mortgagee within ten (10) days after requested.  In the event that Tenant shall fail to execute any such instrument within ten (10) days after requested, then Tenant hereby irrevocably consents and agrees that Landlord may file of record in the Real Property Records of the county in which the Premises is situated an affidavit attaching true and correct copies of this Section 12(a), together with the signature pages hereto and a copy of Exhibit G hereto completed in favor of Landlord’s Mortgagee.

(b) Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the

Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such parry may reasonably request.  The current Landlord’s Mortagee is Bank of Texas, N.A., whose address is set forth on Exhibit G hereto.

(c)  Notice to Landlord’s Mortgagee.  Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(d)  Subordination, Non-Disturbance and Attornment Agreement. Landlord shall obtain a subordination, non-disturbance and attornment agreement from the current Landlord’s Mortgagee in the form of Exhibit G hereto or as otherwise reasonably agreed to by Landlord’s Mortgagee, and shall deliver same to Tenant contemporaneously with Landlord’s execution of this Lease, and Landlord shall seek to obtain a similar subordination, non-disturbance and attornment agreement from any future Landlord’s Mortgagee or other institutional lenders.  The subordination of Tenant’s rights hereunder to any future Landlord’s Mortgagee under Section 12(a) shall be conditioned upon such future Landlord’s Mortgagee’s execution and delivery of a subordination, non-disturbance and attornment agreement in the form of Exhibit G hereto or another form reasonably acceptable to Tenant and such Landlord’s Mortgagee or other institutional lenders.

RULES AND REGULATIONS

13.  Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit B. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant’s use of the Premises.  Tenant shall be responsible for the compliance with such rules and regulations by its employees, agents, and invitees.

CONDEMNATION	14. (a) Taking - Termination. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

(b)  Partial Taking - Tenant’s Rights.  If any part of the Premises or material portion of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking.  If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises that Tenant is prevented from conducting its business in a manner comparable to that conducted immediately before such taking.

(c)  Partial Taking - Landlord’s Rights.  If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b).

(d)  Temporary Taking.  If all or any portion of the Premises becomes subject to a Taking for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including the payment of Basic Rental and all other amounts required hereunder. If any such temporary Taking terminates prior to the expiration of the Term, Tenant shall restore the Premises as nearly as possible to the condition prior to such temporary Taking, at Tenant’s sole cost and expense. Landlord shall be entitled to receive the entire award for any such temporary Taking, except that Tenant shall be entitled to receive the portion of such award which (1) compensates Tenant for its loss of use of the Premises within the Term and (2) reimburses Tenant for the reasonable out-of-pocket costs actually incurred by Tenant to restore the Premises as required by this Section 14(d).

(e)  Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

(f)  Restoration.  In the event of any Taking of less than the whole of the Premises which does not result in a termination of this Lease, (1) Landlord, at its expense, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the affected Building and the Premises therein to the extent practicable, and (2) if requested by either party, Landlord and Tenant shall promptly execute an amendment to this Lease confirming the deletion from the Premises of the space subject to the Taking.

FIRE OR OTHER CASUALTY

15.  (a)  Repair Estimate.  If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall, within sixty (60) days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice” ) of the time needed to repair the damage caused by such Casualty.

(b)  Tenant’s Rights:  If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within two hundred ten (210) days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(c)  Landlord’s Rights.  If a Casualty damages the Premises or a material portion of the Building and (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two years of the Term, and Tenant does not exercise its next unexercised renewal option (if any) by written notice to Landlord within fifteen (15) days after the Damage Notice has been delivered to Tenant, (3) regardless of the extent of damage to the Premises, the damage is not fully covered by Landlord’s insurance policies or Landlord makes a good faith determination that restoring the Building would be uneconomical, or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease (provided Landlord also terminates all leases for space in the Building that is similarly impacted by such Casualty) by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(d)  Repair Obligation.  If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question or proceeds that would have been received had Landlord maintained the insurance required of Landlord under this Lease, and regardless of the cause of such Casualty, together with any deductible amounts. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).  If Landlord does not complete the restoration of the Premises within ninety (90) days after the time period estimated by Landlord to repair the damage caused by such Casualty as specified in the Damage Notice, as the same may be extended by force majeure, Tenant may terminate this Lease by delivering written notice to Landlord and Landlord’s Mortgagee within ten days following the expiration of such ninety (90)-day period (as the same may be extended as set forth above) and prior to the date upon which Landlord substantially completes such restoration. Such termination shall be effective as of the date specified in Tenant’s termination notice (but not earlier than 30 days nor later than 90 days after the date of such notice) as if such date were the date fixed for the expiration of the Term.

(e)  Abatement of Rent.  If the Premises are damaged by Casualty, Rent for the portion of the Premises that Tenant is prevented from conducting its business in a manner comparable to that conducted immediately before such Casualty shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be).

TAXES

16.  Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable hereunder. Tenant has no right to protest the real estate tax rate assessed against the Building or Land and/or the appraised value of the Building or Land determined by any appraisal review board or other taxing entity with authority to determine tax rates and/or appraised values (each a “Taxing Authority”).  Tenant hereby knowingly, voluntarily and intentionally waives and releases any right, whether created by law or otherwise, to (a) file or otherwise protest before any Taxing Authority any such rate or value determination even though Landlord may elect not to file any such protest; (b) receive, or otherwise require Landlord to deliver, a copy of any reappraisal notice received by Landlord from any Taxing Authority; and (c) appeal any order of a Taxing Authority which determines any such protest. The foregoing waiver and release covers and includes any and all rights, remedies and recourse of Tenant, now or at any time hereafter, under Section 41.413 and Section 42.015 of the Texas Tax Code (as currently enacted or hereafter modified) together with any other or further laws, rules or regulations covering the subject matter thereof. Tenant acknowledges and agrees that the foregoing waiver and release was bargained for by Landlord and Landlord would not have agreed to enter into this Lease in the absence of this waiver and release.

EVENTS OF DEFAULT	17. Each of the following occurrences shall constitute an “Event of Default”:
(a) Tenant’s failure to pay Rent when due and the continuance of such failure for a period of ten (10) days after Landlord has delivered written notice to Tenant that the same is past due;

(b)  Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of thirty (30) days after the date Landlord delivers to Tenant written notice thereof; however, if such failure cannot be cured with such 30-day period and Tenant commences to cure such failure within such 30-day period and thereafter diligently pursues such cure to completion, then such failure shall not be an Event of Default, unless it is not fully cured within a reasonable time but in no event later than 150 days following receipt of written notice from Landlord of such failure;

(c)  the filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(c), any guarantor of the Tenant’s obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; or (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; and

(d) [Intentionally Omitted];

(e) the admission in writing by Tenant that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.

REMEDIES	18. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

(a)  Landlord may terminate this Lease by giving Tenant written notice thereof in which event, Tenant shall pay to Landlord the sum of (i) all Rent accrued hereunder through the date of termination, (ii) all amounts due under Section 19(a), and (iii) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of “Money Rates” minus three percent, minus (B) the then present fair rental value of the Premises for such period, similarly discounted; or

(b)  Landlord may terminate Tenant’s right to possession of the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (i) all Rent and other amounts accrued hereunder to the date of termination of possession, (ii) all amounts due from time to time under Section 19(a), and (iii) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building.  Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term.  Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to he taken under this Section 18(b). If Landlord elects to proceed under this Section 18(b), it may at any time elect to terminate this Lease under Section 18(a).

ADDITIONALLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD MAY ALTER LOCKS OR OTHER SECURITY DEVICES AT THE PREMISES TO DEPRIVE TENANT OF ACCESS THERETO; AND EXCEPT AS OTHERWISE PROVIDED BY APPLICABLE LAW, LANDLORD SHALL NOT BE REQUIRED TO PROVIDE A NEW KEY OR RIGHT OF ACCESS TO TENANT UNLESS AND UNTIL THE EVENT OF DEFAULT HAS BEEN CURED.

PAYMENT BY TENANT; NON-WAIVER

19.  (a)  Payment by Tenant.  Upon any Event of Default, Tenant shall pay to Landlord all reasonable costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (i) obtaining possession of the Premises, (ii) removing and storing Tenant’s or any other occupant’s property, (iii) repairing, restoring, altering, remodeling, or otherwise putting the Premises into the condition required by market conditions then prevailing so as to be reasonably acceptable to a new tenant, (iv) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (v) performing Tenant’s obligations which Tenant failed to perform, and (vi) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. Tenant’s obligations under this Section 19 shall survive the expiration of the Term or earlier termination of this Lease.

(b) No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term or violation of any other term.

COMMON AREA

20.  ”Common Area”  as used herein stall refer to that part of the Building and other improvements now or hereafter placed, constructed or erected on the Land designated by Landlord from time to time for the common use of all tenants, including among other facilities, sidewalks, service corridors, curbs, truckways, loading areas, private streets and alleys, lighting facilities, mechanical and electrical rooms, janitors’ closets, halls, lobbies, delivery passages, elevators, drinking fountains, meeting rooms, public toilets, parking areas and garages, decks and other parking facilities, landscaping and other common rooms and common facilities. The Common Area shall be subject to Landlord’s sole management and control and shall be operated and maintained in a manner consistent with similar buildings in the market in which the Building is located.  Landlord reserves the right to change from time to time the dimensions and location of the Common Area, to construct additional stories on the Building and to place, construct or erect new structures or other improvements on any part of the Land without the consent of Tenant.  Tenant, and Tenant’s employees and invitees shall have the nonexclusive right to use the Common Area as constituted from time to time, such use to be in common with Landlord, other tenants of the Building and other persons entitled to use the same, and subject to such reasonable rules and regulations governing use as Landlord may from time to time prescribe. Tenant shall not solicit business or display merchandise within the Common Area, or distribute handbills therein, or take any action which would interfere with the rights of other persons to use the Common Area. Landlord may temporarily close any part of the Common Area for such periods of time as may be reasonably necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations, provided Tenant retains reasonable access to the Premises.

SURRENDER OF PREMISES

21.  No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is made in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (and condemnation and fire or other casualty damage) excepted, and shall deliver to Landlord all keys to the Premises.  Tenant may remove all unattached trade fixtures, furniture owned by it, equipment and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord, as part of the Finish Work Allowance or otherwise).

Subject to Section 8(a)(2) of this Lease, all alterations, additions or improvements made in or upon the Premises shall, at Landlord’s option, (to be exercised pursuant to following sentence), either be removed by Tenant prior to the end of the Term (and Tenant shall repair all damage caused thereby), or shall remain in the Premises at the end of the Term without compensation to Tenant. In connection with Landlord’s review and approval of any of Tenant’s proposed alterations, additions or improvements to the Premises, Landlord may notify Tenant in writing, contemporaneously with Landlord’s notice of approval to Tenant with respect to the improvements in question, that Landlord will require Tenant to remove such alterations prior to the expiration of the Term; however, if Tenant submits plans and specifications to Landlord for proposed alterations, additions or improvements to the Premises and delivers a Removal Notice (defined below) to Landlord contemporaneously with such submission by Tenant, and Landlord fails to notify Tenant that Tenant will be required to remove such alterations, additions or improvements to the Premises at the expiration of the Term, Landlord may not request such removal at the expiration of the Term. A “Removal Notice” means a written notice from Tenant to Landlord that conspicuously states in bold, uppercase typeface that Tenant will not be required to remove the alterations, additions or improvements in question at the end of the Term unless, contemporaneously with Landlord’s notice of approval to Tenant with respect to the improvements in question, Landlord notifies Tenant in writing that Landlord will require Tenant to remove such alterations prior to the expiration of the Term.  Notwithstanding the foregoing, if Tenant does not obtain Landlord’s prior written consent for any alterations, additions or improvements to the Premises (whether such approval is required hereunder or otherwise), Tenant shall, at Landlord’s written request, remove all such alterations, additions, improvements, trade fixtures, equipment, wiring, and furniture as Landlord may request; however, Tenant shall not be required to remove any addition or improvement to the Premises if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed.  Tenant shall repair all damage caused by such removal.  All of the office furniture and equipment and all other items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items.  Notwithstanding the foregoing, Landlord acknowledges that Landlord will not require the removal of the initial tenant improvement work performed by Tenant (as described in Section 3 of Exhibit D hereto) at the expiration of the Term.  The provisions of this Section 21 shall survive the end of the Term or the earlier termination of this Lease.

HOLDING OVER

22.  If Tenant fails to vacate me Premises at the end of the Term or upon the earlier termination of this Lease, then Tenant shall be a month-to-month tenant and Tenant shall pay, in addition to the other Rent, a daily Basic Rental equal to 150% of the daily Basic Rental payable during the last month of the Term.  The provisions of this Section 22 shall survive the end of the Term or the earlier termination of this Lease.

CERTAIN RIGHTS RESERVED BY LANDLORD

23.  Provided that the exercise of such rights does not unreasonably interfere with Tenant’s permitted use and occupancy of the Premises, Landlord, its agents, employees, and contractors shall have the following rights:

(i)  to decorate or to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof as Landlord may deem necessary or desirable; for such purposes, to enter upon the Premises (after 24 hours’ advance written notice to Tenant thereof) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(ii)  to take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants, including without limitation searching all persons entering or leaving the Building and requiring that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building;

(iii)  to change the name by which the Building is designated, provided that Landlord reimburses Tenant the actual costs of changing Tenant’s stationery (including letterhead, business cards, envelopes and the like) on hand at the time of such name change; and

(iv)  to enter the Premises (other than the raised floor area in the server room or the first floor of the Premises) at all reasonable hours, upon 24 hours advance written notice, to show the Premises to prospective purchasers or lenders, or, during the last 12 months of the Term, to prospective tenants; and

(v)  to have access to and the right to enter upon any and all parts of the Premises with 24 hours advance written notice (except in cases of emergency, defined to be any situation in which Landlord perceives imminent danger of injury to person and/or damage to or loss of property, in which case Landlord may enter upon any and all parts of the Premises at any time) to examine the condition thereof, to clean, to make any repairs, alterations or additions required to be made by Landlord hereunder, and for any other purpose deemed reasonably by Landlord, and Tenant shall not be entitled to any abatement or reduction of rental by reason thereof.

LANDLORD’S LIEN

24.  Waiver of Landlord’s Lien.  Landlord waives all contractual, statutory and constitutional liens held by Landlord on Tenant’s personal property, goods, equipment, inventory, furnishings, chattels, accounts and assets to secure the obligations of Tenant under this Lease.

HAZARDOUS	25. (a) Hazardous Substances. The term “Hazardous Substances,” as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated

SUBSTANCES

biphenyls (PCB’s), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority. To the best of Landlord’s knowledge, the Building does not contain any Hazardous Substances, other than as may have been previously disclosed to Tenant in writing.

(b)  Tenant’s Restrictions.  Tenant shall not cause to occur (i) any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, without limitation, related to environmental conditions on, under, or about the Premises, or arising from Tenant’s release of Hazardous Substances, including, but not limited to, soil and ground water conditions; or (ii) the use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Substance, except for normal cleaning and office supplies in reasonable quantities.

(c)  Environmental Clean-up.  Tenant shall, at Tenant’s own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances (the “Laws”) by Tenant and or its agents, employees or contractors within or respecting the Premises. Except as expressly provided in the immediately preceding sentence, Landlord shall make all submissions to, provide all information required by, and comply with, all requirements of all governmental authorities (the “Authorities”) under the Laws relating to the Premises.  Should any authority or any third party demand that a clean-up plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances by Tenant or its employees that occurs during the Term, at or from the Premises, then Tenant shall, at Tenant’s own expense, prepare and submit the required plans and all related bonds and other financial assurances, and Tenant shall carry out such clean-up plan; otherwise, Landlord shall be responsible for any clean-up within the Building.  Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal by Tenant of Hazardous Substances that is requested by Landlord.  If Tenant fails to fulfill any duty imposed under this Section 25 within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Premises and Tenant’s use thereof, and for compliance therewith, and Tenant shall execute all documents upon Landlord’s request.  No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant’s obligations under this Section 25. The obligations and liabilities under this Section 25 shall survive the expiration of the Term or earlier termination of this Lease.

(d)  Tenant’s Indemnity.  Tenant shall indemnify, defend, and save and hold harmless Landlord, the manager of the Building, and their respective officers, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including attorneys’ fees and expenses and consulting fees and expenses) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances by Tenant or its employees or contractors that occurs during the Term, at or from the Premises, or which arises at any time during the Term from Tenant’s use or occupancy of the Premises.  Tenant’s obligations and liabilities under this Section 25 shall survive the expiration of the Term or earlier termination of this Lease.

ESA.  Landlord has previously delivered and Tenant hereby acknowledges receipt of the Property Site Assessment for the Building and the Land dated May 28, 2004 (File Number E2472) and prepared for Landlord by Pinnacle Environmental.  Landlord represents and warrants, to its knowledge, there are no Hazardous Substances in, on or affecting the Building or the Premises, other than as may be reflected therein, if any.  Landlord shall indemnify, defend, and save and hold harmless Tenant and its officers, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including attorneys’ fees and expenses and consulting fees and expenses) arising out of or in any way connected with Landlord’s breach of its representation set forth in the preceding sentence.

PARKING	26. Tenant shall have the right to use parking spaces as provided in Exhibit E.

MISCELLANEOUS

27.  (a)  Landlord Transfer.  Landlord may transfer, in whole or in part, the Building and any of its rights under this Lease.  If Landlord assigns its rights under this Lease, then, upon the transferee’s written assumption of Landlord’s obligations under this Lease, Landlord shall thereby be released from any further obligations hereunder.

(b)  Landlord’s Liability.   The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, net proceeds derived from the sale thereof, and to the extent actually received by Landlord (thus excluding amounts paid to Landlord’s Mortgagees) insurance proceeds and condemnation awards, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.  The provisions of this Section shall survive any expiration or termination of this Lease.  Additionally, Tenant hereby waives its statutory lien under Section 91.004 of the Texas Property Code.  Notwithstanding the foregoing, this section shall not be deemed to limit any remedies which Tenant may have in the event of default by Landlord of its indemnity obligations hereunder.

(c)  Tenant’s Liability.  The liability of Tenant to Landlord for any monetary damages arising from any default by Tenant under the terms of this Lease shall be limited to Landlord’s actual direct, but not consequential damages therefor.  Nothing in this Section 27(c) shall affect or limit Landlord’s rights to file legal actions to recover possession of the Premises; or for injunctive relief against Tenant, or any other non-monetary relief as provided in Sections 18 or 19 of this Lease.

(d)  Force Majeure.  Other than for Tenant’s monetary obligations under this Lease and obligations which can be cured by the payment of money (e.g., maintaining insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(e)  Brokerage.  Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Stream Realty Partners, L.P. and Cushman & Wakefield of Texas, Inc., (collectively “Broker”) whose commissions shall be paid by Landlord pursuant to separate written agreements.  Tenant and Landlord shall each defend, indemnify, hold the other harmless against all costs, expenses, attorneys’ fees, and other Liability for commissions or other compensation claimed by any broker or agent, other than Broker, claiming the same by, through, or under the indemnifying party.

(f)  Estoppel Certificates.  From time to time, either party shall furnish to any party designated by the non-requesting parry within ten (10) days after the requesting party has made a request therefor, a certificate signed by the non-requesting party confirming and containing such factual certifications and representations as to this Lease as the requesting party may reasonably request, including, but not necessarily limited to (i) that the Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as so modified), (ii) the dates to which rental and other charges payable under this Lease have been paid, and (iii) that the requesting party is not in default hereunder (or, if the requesting party is in default, specifying the nature of such default).  Tenant further agrees that Tenant shall from time to time upon request by Landlord execute and deliver to Landlord an instrument in recordable form acknowledging Tenant’s receipt of any notice of assignment of this Lease by Landlord

(g) Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (i) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (ii) sent by a nationally recognized overnight courier service, or (iii) sent by facsimile transmission followed by a confirmatory letter sent in another method permitted hereunder.  All notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(h)  Separability.  If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(i)  Amendments; and Binding Effect.  This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing signed by such party, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of either party to insist upon the performance by the other party in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.  This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(j)  Quiet Enjoyment.  Provided no Event of Default exists, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

(k)  Joint and Several Liability.  If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several.  If there is a guarantor of Tenant’s obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

(l) Captions. The captions contained in this Lease are for convenience of reference only, and do not limit or enlarge the terms and conditions of this Lease.

(m)  No Merger.  There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(n)  No Offer.  The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Lease unless and until Landlord executes a copy of this Lease and delivers it to Tenant.

(o) Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A-1	-	Legal Description of the Land
Exhibit A-2	-	General Depiction of the Premises – 1st Floor
Exhibit A-3	-	General Depiction of the Premises – 2nd Floor
Exhibit B	-	Building Rules and Regulations
Exhibit C	-	Operating Expense Escalator
Exhibit D	-	Special Provisions
Exhibit D-1	-	ADA Compliance Matters

Exhibit E	-	Parking
Exhibit F	-	Intentionally Deleted
Exhibit G	-	Subordination Non-Disturbance and Attornment Agreement
Exhibit H	-	Intentionally Deleted
Exhibit I	-	Janitorial Specifications

(p)  Entire Agreement.  This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto.  Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.

ADDITIONAL PROVISIONS:

28.  DISCLAIMER.  LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE.  TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.  NOTHING IN THIS PARAGRAPH SHALL BE CONSTRUED TO DIMINISH THE OBLIGATIONS OF LANDLORD THAT ARE EXPRESSLY SET FORTH ELSEWHERE IN THIS LEASE.

29.  Authority.  Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

30.  Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto.  Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.  However, nothing in this Section 29 shall prohibit Tenant’s employees from accessing areas solely within the Premises that do not contain any equipment serving other tenants of the Building.

31.  Confidentiality.  Both Landlord and Tenant acknowledge that the terms and conditions of this Lease are to remain confidential for both parties’ benefit, and may not be disclosed by either party to anyone, by any manner or means, directly or indirectly, without the other party’s prior written consent; however, either party may disclose the terms and conditions of this Lease if required by Law or court order, to its attorneys, accountants, employees and existing or prospective financial partners provided same are advised by Landlord or Tenant (as the case may be) of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). The disclosing party shall be liable for any disclosures made in violation of this Section by the disclosing party or by any entity or individual to whom the terms and conditions of this Lease were disclosed or made available by the disclosing party. The consent by either party to any disclosures shall not be deemed to be a waiver on the part of such party of any prohibition against any future disclosure.

32.  Water Mold Notification.  To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Building, Tenant shall promptly notify Landlord thereof in writing.

33.  No Recording.  Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant stall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release instrument releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord.

34.  WAIVER OF JURY TRIAL.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

35.  No Electronic Transactions.  The parties hereby acknowledge and agree this Agreement shall not be executed, entered into, altered, amended or modified by electronic means. Additionally, the parties hereby acknowledge and agree the transactions contemplated by this Agreement shall not be conducted by electronic means.

36.  Prohibited Persons and Transactions.  Landlord and Tenant each represent and warrant to the other, that it is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the OFAC of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto.

37.  No Representations or Warranties.  Tenant acknowledges that except for any express warranties and representations contained in this Lease, Tenant is not relying on any written, oral, implied or other representations, statements or warranties by Landlord or any agent of Landlord or any real estate broker or salesman. All previous written, oral, implied or other statements, representations, warranties or agreements, if any, are merged in this Lease. Except as expressly set forth herein, Landlord shall have no liability to Tenant, and Tenant hereby RELEASES Landlord from any liability (including contractual and/or statutory actions for contribution or indemnity), for, concerning or regarding (1) the nature and condition of the Premises, including the suitability thereof for any activity or use; (2) any improvements or substances located thereon; or (3) the compliance of the Premises with any laws, rules, ordinances or regulations of any government or other body.

THE FOREGOING INCLUDES A RELEASE OF LANDLORD FROM CLAIMS BASED ON LANDLORD’S NEGLIGENCE IN WHOLE OR IN PART AND CLAIMS BASED ON STRICT LIABILITY. LANDLORD HAS NOT MADE, DOES NOT MAKE AND EXPRESSLY DISCLAIMS, ANY WARRANTIES, REPRESENTATIONS, COVENANTS OR GUARANTEES, EXPRESSED OR IMPLIED, OR ARISING BY OPERATION OF LAW, AS TO THE MERCHANTABILITY, HABITABILITY, QUANTITY, QUALITY OR ENVIRONMENTAL CONDITION OF THE PREMISES OR ITS SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE; OTHER THAN

AS EXPRESSLY PROVIDED IN THIS LEASE.

TENANT AFFIRMS THAT TENANT SHALL HAS (i) INVESTIGATED AND INSPECTED THE PREMISES TO ITS SATISFACTION AND BECOME FAMILIAR AND SATISFIED WITH THE CONDITION OF THE PREMISES, AND (ii) MADE ITS OWN DETERMINATION AS TO (a) THE MERCHANTABILITY, QUANTITY, QUALITY AND CONDITION OF THE PREMISES, INCLUDING THE POSSIBLE PRESENCE OF TOXIC OR HAZARDOUS SUBSTANCES, MATERIALS OR WASTES OR OTHER ACTUAL OR POTENTIAL ENVIRONMENTAL CONTAMINATES, AND (b)  THE PREMISES’ SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE. TENANT HEREBY ACCEPTS THE PREMISES IN ITS PRESENT CONDITION ON AN “AS IS”, “WHERE IS” AND “WITH ALL FAULTS”, INCLUDING ENVIRONMENTAL MATTERS AND ACKNOWLEDGES THAT WITHOUT THIS ACCEPTANCE, THIS LEASE WOULD NOT BE MADE.

38.  WAIVER OF CONSUMER RIGHTS.  THE UNDERSIGNED TENANT HEREBY ACKNOWLEDGES THAT IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION; AND HAS BEEN REPRESENTED BY COUNSEL IN SEEKING OR ACQUIRING THE LEASEHOLD THAT IS THE SUBJECT OF THIS LEASE. TENANT HEREBY WAIVES ANY AND ALL RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES—CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ, BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS, AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION. TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

39. Each party hereto may restrain or enjoin any breach of any covenant, duty or obligation of the other party herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of either party hereunder shall be deemed cumulative, and no remedy of such party, whether exercised by such party or not, shall be deemed to be in exclusion of any other. Except as may be otherwise herein expressly provided, in all circumstances under this Lease where prior consent or permission of one (1) party (“first party”) is required before the other party (“second party”) is authorized to take any particular type of action, the matter of whether to grant such consent or permission shall be within the sole and exclusive judgment and discretion of the first party; and it shall not constitute any nature of breach by the first party hereunder or any defense to the performance of any covenant, duty or obligation of the second party hereunder that the first party delayed or withheld the granting of such consent or permission, whether or not the delay or withholding of such consent or permission was prudent or reasonable or based on good cause.

40. In all instances where either party is required to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence.

41. The obligation of Tenant to pay all rental and other sums hereunder provided to be paid by Tenant and the obligation of Tenant to perform Tenant’s other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is hereinabove expressly provided for and not otherwise. Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, or deduct from or offset against any rental and other sums provided hereunder to be paid Landlord by Tenant. Tenant waives and relinquishes any right to assert, either as a claim or as a defense, that Landlord is bound to perform or is liable for the nonperformance of any implied covenant or implied duty of Landlord not expressly herein set forth.

42. [Intentionally Omitted].

43. All monetary obligations of Landlord and Tenant (including, without limitation, any monetary obligation of Landlord or Tenant for damages for any breach of the respective covenants, duties or obligations of Landlord or Tenant hereunder) are performable exclusively in the county in which the

Building is located.

44. The laws of the State in which the Building is located shall govern the interpretation, validity, performance and enforcement of this Lease.

45. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

46. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of the computation of rental, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant

47. Tenant further acknowledges that no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as herein expressly set forth

48. Tenant warrants that Tenant is, and shall remain throughout the Term of this Lease, authorized to do business and in good standing in the State in which the Building is located. Tenant agrees, upon request by Landlord, to furnish Landlord satisfactory evidence of Tenant’s authority for entering into this Lease.

49. [Intentionally Omitted.]

50. In the event Tenant requests from Landlord the written consent of Landlord to any proposed action for which this Lease requires such consent, Landlord may require (in addition to the payment of reasonable attorneys’ fees) the payment by Tenant of a fee representing the administrative cost incurred by Landlord in processing such request, regardless of whether such consent is granted. Such fee shall be payable by Tenant at the time such request is made by Tenant. However, if Landlord reasonably believes that the out-of-pocket costs payable to third parties to be incurred by Landlord in reviewing the proposed action or consent will exceed $1,000, Landlord will first notify Tenant of such cost estimate before proceeding with such third-party expenses. The time period for Landlord’s consent to the proposed action shall be tolled until such time as Tenant consents to such additional costs and expenses. If Tenant fails to consent to such additional costs and expenses within five business days after Landlord’s written notification to Tenant thereof, Tenant shall be deemed to have rescinded its request for such action or consent.

51. Landlord shall have the right at any time to change the name or street address of the Building and to install and maintain a sign or signs on the interior or exterior of the Building.

52. The parties acknowledge that the parties and their counsel have reviewed and revised this Lease and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

RELOCATION	53. [Intentionally Omitted].

54.  Compliance with Laws.  Landlord represents and warrants to Tenant that, to the current, actual knowledge of Landlord, the Building is in compliance with all applicable laws (including any restrictive covenants affecting the Building) in existence as of the date of this Lease. If at any time during the Term, the Building fails to comply with any law (including any restrictive covenants affecting the Building) and (including any restrictive covenants affecting the Building), Landlord shall (subject to the reimbursement of such costs on the terms and subject to the limitations contained in this Lease) take such action in connection therewith as may be (and within the time frame) required by law (including any restrictive covenants affecting the Building) and thereafter diligently pursue such action until completion.

55.  Internal Statute of Limitations.  Notwithstanding anything to the contrary in this Lease, any charges due to be paid by either Landlord or Tenant to the other party hereto, other than Basic Rental and any charges or other sums pertaining to the indemnity and insurance obligations of either party under this Lease, shall be deemed waived by the other party hereto unless invoiced to the party owing such amount prior to the expiration of twelve (12) months following the date such charges are due.

56.  Attorneys’ Fees.  If there is any legal or arbitration action or proceeding between Landlord and Tenant to enforce any provision of this Lease or to protect or establish any right or remedy of either Landlord or Tenant hereunder, the unsuccessful party to such action or proceeding will pay to the prevailing party all reasonable, actual out-of-pocket costs and expenses paid or payable to third parties, including reasonable attorneys’ fees incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys’ fees will be determined by the court or arbitration panel handling the proceeding and will be included in and as a part of such judgment.

57.  Landlord’s Default.  Landlord shall be in default under this Lease only if Landlord fails to perform any of its obligations within the time period provided for under this Lease, and such failure continues for 30 days after Tenant delivers to Landlord written notice specifying such failure; provided however, Landlord shall use reasonable efforts to commence such cure as soon as reasonably practicable following Tenant’s written notification and if such failure cannot reasonably be cured within such 30-day period, but Landlord commences to cure such failure within such 30-day period and thereafter diligently pursues the curing thereof to completion, then Landlord shall not be in default hereunder or liable for damages therefor; unless it is not fully cured within a reasonable time but in no event later than 150 days following receipt of written notice from Tenant of such failure Unless Landlord fails to so cure such default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. If following the Commencement Date Landlord fails to perform its obligations within the time periods provided for in the previous sentences of this Section 57, then Tenant may reasonably and in a good and workmanlike manner perform such obligations and Landlord shall reimburse Tenant all reasonable and actual third-party, out-of-pocket costs reasonably and actually incurred by Tenant in connection with performing such obligations (other than those which would constitute a Basic Cost had Landlord performed such work, in which case, Landlord shall not be obligated to reimburse Tenant for the pro rata cost thereof) within 30 days after Tenant delivers to Landlord written demand therefor, accompanied by invoices substantiating Tenant’s claim. Nothing herein contained shall give or allow Tenant any right of offset or credit to or towards its monetary obligations under this Lease.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.

Effective as of the date first written above.

LANDLORD:

Pearson Fund III, L.P., a Texas limited partnership

By:	Pearson Group Capital Management III, Inc. A Texas corporation General Partner

	By:	/s/ Craig Nemec
Name: Craig Nemec
Title: President
Signed the 31st day of July, 2005

TENANT:

Sonas Networks, Inc.
a Delaware corporation

By:	/s/ Ellen B. Richstone
Name:	Ellen B. Richstone
Title:	CFO
Signed the 29th day of July, 2005

EXHIBIT A-1

LEGAL DESCRIPTION OF LAND

BEING a 4.214 acre tract of land situated in the Baurch Cantrell Survey, Abstract No. 625, City of Richardson, Texas, Dallas County, Texas, and being all of LOT 2, BLOCK 1, of a Replat of Richardson Industrial Park East, according to the Map or Plat recorded in Volume 67089, Page 3521, Map Records of Dallas County, Texas.

EXHIBIT A-2 – 1st Floor

DEPICTION OF PREMISES AND FIRST FLOOR COMMON AREA

(Being attached for identification purposes only.
Such depictions are expressly made WITHOUT WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND)

EXHIBIT A-3 – 2nd Floor

DEPICTION OF PREMISES

(Being attached for identification purposes only.
Such depictions are expressly made WITHOUT WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND)

EXHIBIT B

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the Parking Facilities associated therewith, the Land and the appurtenances thereto:

1.                                       Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2.                                       Plumbing, fixtures and appliances shall be used only for the purposes far which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein.  Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3.                                       No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

4.                                       Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building and Tenant shall be listed in the Building Directory on or before the Commencement Date.

5.                                       Landlord shall provide all door locks in each tenant’s leased premises, at Landlord’s cost, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof.

6.                                       Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require.  Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to any property and or to any persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

7.                                       Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord, which may include the use of such supporting devices as Landlord may require.   All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

8.                                       Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant’s leased premises other than those animals specially trained to assist the disabled. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

9.                                       Tenant shall cooperate with Landlord’s employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building’s cleaning and maintenance personnel.

10.                                 To ensure orderly operation of the Building, notice, mineral or other water, towels, etc. shall be delivered to any leased area except by persons approved by Landlord, in its reasonable discretion.

11.                                 Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

12.                                 No machinery of any kind (other than normal office equipment, four Precision air-conditioning units, and Uninterrupted Power Supply equipment and other related equipment typical in large data centers) shall be operated by any tenant in its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance.

13.                                 Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

14.                                 No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

15.                                 All mail chutes located in the Building shall be available for use by Landlord and all tenants of the Building according to the rules of the United States Postal Service.

16.                                 Building Hours:   Shall be 7:00 a.m. to 6:00 p.m. Monday through Friday, and 8:00 a.m. to noon on Saturdays.

EXHIBIT C

OPERATING EXPENSE ESCALATOR

1.                                       Tenant shall pay an amount (per each rentable square foot in the Premises) equal to the excess (“Excess”) from time to time of the actual Basic Cost per rentable square foot in the Building over the actual Basic Cost per rentable square foot in the building for the Base Stop Year (the “Expense Stop”).   Landlord may collect such amount in a lump sum, to be due within 30 days after Landlord furnishes to Tenant the annual cost statement, that is, a statement of Landlord’s actual costs, to be furnished to Tenant by Landlord by April 1 of each calendar year or as soon thereafter as practicable (“Annual Cost Statement”). Alternatively, Landlord may make a good faith estimate of the Excess to be due by Tenant for any calendar year or part thereof during the Term, and, unless Landlord delivers to Tenant a revision of the estimated Excess, Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Excess for such calendar year or part thereof divided by the number of months in such calendar year during the Term. From time to time (but not more than twice in any calendar year), Landlord may estimate and re-estimate the Excess to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Excess payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Excess as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to Section 3 of this Exhibit when actual Basic Cost is available for each calendar year.

2.                                       For the purposes of this Exhibit, the term “Basic Cost” shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, and maintenance of the Building (including the associated Parking Facilities), determined in accordance with generally accepted or federal income tax basis accounting principles consistently applied, including but not limited to the following:

(a)                                  Reasonable wages and salaries and management fees, in each case, at market rates of all employees engaged in the operation, repair, replacement, maintenance, and security of the Building, including taxes, insurance and benefits relating thereto (all of the foregoing not to exceed in the aggregate 5% of gross rents);

(b)                                 All supplies and materials used in the operation, maintenance, repair, replacement, and security of the Building;

(c)                                  Cost of all actual capital improvements made to the Building which although capital in nature can reasonably and demonstrably be expected to reduce the normal operating costs of the Building, to the extent of such reduction, as well as all capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, as amortized over the period over which such improvements may be amortized for federal income tax purposes;

(d)                                 Cost of all utilities, other than the cost of utilities actually reimbursed to Landlord by the Building’s tenants;

(e)                                  Cost of any insurance or insurance related expense applicable to the Building and Landlord’s personal property used in connection therewith;

(f)                                    All taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing or management districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), and the grounds, parking areas, driveways, and alleys around the Building, excluding, however, federal and state taxes on income (collectively, “Taxes”); if the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Land or Building, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for the purposes hereof; and

(g)                                 Cost of repairs, replacements, and general maintenance of the Building; and

(h)                                 Cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building (including, without limitation, alarm service, window cleaning, and elevator maintenance).

(i)                                     There are specifically excluded from the definition of the term “Basic Cost” costs and expenses.

(1)                                  for capital improvements made to the Building, other than capital improvements described in Subsection 2(e) of this Exhibit and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like;

(2)                                  for repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant;

(3)                                  for interest, amortization or other payments on loans to Landlord, as maker;

(4)                                  for legal expenses, other than those incurred for the general benefit of the Building’s tenants (e.g., tax disputes);

(5)                                  for renovating or otherwise improving space for occupants of the Building or vacant space in the Building;

(6)                                  for overtime or other expenses of Landlord in curing defaults or performing work expressly provided in this Lease to be home at Landlord’s expense;

(7)                                  for federal income taxes imposed on or measured by the income of Landlord from the operation of the Building;

(8)                                  for repair or replacement or other work occasioned by exercise of the right of eminent domain (to the extent of the costs and expenses for which Landlord actually receives a cash award);

(9)                                  for leasing commissions, advertising and other promotional costs and expenses, attorneys’ fees, costs and disbursements and other expenses incurred in negotiating or executing leases or in resolving disputes with other tenants, other occupants, or other prospective tenants or occupants of the Building, collecting rents or otherwise enforcing leases of other tenants of the Building;

(10)                            for special services rendered to particular tenants of the Building or that exclusively benefit another tenant or tenants of the Building, including, without limitation, costs of tenant installations, decorating expenses, redecorating expenses, or constructing improvements or alterations to any tenant space, the costs of any janitorial cleaning service or security services provided to other tenants which exceed the standard of that provided to Tenant and costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Building and which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant of the Building, whether or not such other tenant or occupant is actually charged therefor by Landlord;

(11)                            for depreciation of the Building, the systems related thereto (e.g., HVAC, elevators, electrical, plumbing, etc.) or the equipment or tools used in connection therewith;

(12)                            incurred by Landlord for which Landlord is actually reimbursed by parties other than tenants of the Building, including, without limitation, insurance proceeds;

(13)                            for the initial construction of the Building, including the correction of any structural construction defects;

(14)                            except for the management fee, of any overhead or profit;

(15)                            of any amounts paid to any subsidiary or affiliate of Landlord for services on or to the Building, parking garage or related facilities and/or the Land on which the Building is situated, to the extent of any portion of the cost of such services exceeds the reasonable costs for such services rendered by persons or entities of similar skill, competence and experience other than a subsidiary or affiliate of Landlord;

(16)                            of rental under any ground or underlying lease or leases for the Land;

(17)                            except for the management fee, of Landlord’s general overhead;

(18)                            of any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord, other than with respect to the parking garage;

(19)                            for items and services for which Tenant directly reimburses Landlord or pays to third persons with Landlord’s consent, to the extent of such reimbursement or payment;

(20)                            of fines, penalties, and legal fees incurred due to violations by Landlord, its employees, agents, contractors or assigns, or any other tenant or occupant of the Building, of building codes, any other governmental rule or requirement or the terms and conditions of any lease pertaining to the Building;

(21)                            of management fees to the extent of any portion of such fees which are unreasonable;

(22)                            of acquiring sculptures, paintings, wall hangings or other objects of art;

(23)                            of wages, salaries, or other compensation paid to any executive employees of Landlord above the level of property manager; provided, further, if any employee of Landlord works on several buildings within the area, including the Building, the costs and expenses connected with such employee shall be allocated among such buildings by Landlord in accordance with reasonable and consistent criteria;

(24)                            incurred in leasing air-conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature (other than on a temporary basis);

(25)                            associated with the removal or encapsulation of asbestos or other hazardous or toxic substances;

(26)                            for repairs or maintenance which are covered by warranties and service contracts, to the extent such maintenance and repairs are made at no cost to Landlord;

(27)                            representing any amount paid for services and materials to an affiliate of Landlord (i.e., persons or entities controlled by, under common control with, or which control, Landlord) to the extent such amount exceeds the amount that would reasonably be paid for such services or materials were they rendered by an unaffiliated person, firm or corporation;

(28)                            for amounts payable by Landlord by way of indemnity or for damages or which constitutes a fine or penalty, including interest or penalties for any late payment;

(29)                            for repairs necessitated by violations of law in effect as of the date of the Lease;

(30)                            for property taxes and assessments which are not properly allocable to the Building; without limiting the generality of the foregoing, property taxes and assessments which are properly allocable to undeveloped land shall be excluded from Basic Cost;

(31)                            of interest and penalties due to the late payment of taxes, utility bills or other such costs except any interest or penalties arising from late payments beyond Landlord’s control; and

(32)                            bad debt expenses and charitable contributions and donations; and

(33)                            costs incurred as a result of the gross negligence of Landlord.

3.                                       The Annual Cost Statement shall include a statement of Landlord’s actual Basic Cost for the previous year adjusted as provided in Section 4 of this Exhibit. If the Annual Cost Statement reveals that Tenant paid more for Basic Cost than the actual Excess in the year for which such statement was prepared, then Landlord shall credit or reimburse Tenant for such excess within 30 days after delivery of the Annual Cost Statement; likewise, if Tenant paid less than the actual Excess, then Tenant shall pay Landlord such deficiency within 30 days after delivery of the Annual Cost Statement.

4.                                       With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, including calendar year 2006 (if applicable), the Basic Cost for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof. The foregoing adjustment shall be applied only to those items of Basic Cost which vary with the level of occupancy of the Building, and in particular, shall not be applied to taxes described in Subsection 2(f) of this Exhibit C.  In no event shall Landlord be entitled to recover more than one hundred percent (100%) of actual Basic Costs pursuant to this Section.

5.                                       For purposes of calculating Excess under this Exhibit C, the Controllable Basic Costs (defined below) for each calendar year after 2006 shall not increase by more than 106% over the Controllable Operating Costs for the previous calendar year.   “Controllable Basic Costs” shall mean all items of Basic Costs which are within the reasonable control of Landlord; thus, excluding taxes, insurance, utilities, snow removal costs, costs incurred to comply with governmental requirements, and other costs beyond the reasonable control of Landlord.

EXHIBIT D

SPECIAL PROVISIONS

The following Special Provisions are hereby made a part of the Lease Agreement, in all respects, and shall be read in context of the Standard Lease Provisions as set forth and contained therein. In the event of any express conflict between these Special Provisions and the Standard Lease Provisions, then these Special Provisions shall control:

1. Right of First Refusal.

If during the term of this Lease, Landlord receives a bona fide offer from a third party (the “Third Party Offer”) to execute a new lease for the lease of (a) the remaining portion of the first floor of the Building not included in the Premises or (b) any portion of the third floor of the Building (collectively, the “Refusal Space”) and Landlord is willing to accept the terms of such Third Party Offer, Landlord shall, provided that (a) no Event of Default then exists, and (b) Tenant occupies the Premises, offer to lease to Tenant the Refusal Space on the same terms and conditions as the Third Party Offer; such offer shall be in writing, specify the rent to be paid for the Refusal Space, contain the basic terms and conditions of the Third Party Offer and the date on which the Refusal Space shall be included in the Premises (the “Offer Notice”). Tenant shall notify Landlord in writing whether Tenant elects to lease the entire portion of the Refusal Space subject to the Third Party Offer on the same terms and conditions as the Third Party Offer in the Offer Notice within seven (7) business days after Landlord delivers to Tenant the Offer Notice. If Tenant timely elects to lease the Refusal Space within such seven (7) - business day period by written notice to Landlord, then Landlord and Tenant shall execute an amendment to this Lease effective as of the date the Refusal Space is to be included in the Premises, on the same terms as this Lease except (a) the Basic Rental shall be the amount specified in the Offer Notice (b) the term for the Refusal Space shall be that specified in the Offer Notice, (c) Tenant shall receive any tenant improvement allowance referenced in the Offer Notice with respect to the Refusal Space, and (d) other terms set forth in this Lease which are inconsistent with the terms of the Offer Notice shall be modified accordingly respecting the Refusal Space only. If Tenant fails to timely elect to Lease the Refusal Space or fails to execute the Amendment to the Lease consistent herewith within seven (7) business days of receipt of such from Landlord, then this right shall automatically terminate as to the portion of the Refusal Space covered by the applicable Third Party Offer only.

2. Monument Signage

So long as (i) no Event of Default then exists, and (ii) Tenant occupies at the Premises, effective as of the Commencement Date signage shall be made available for Tenant on both sides of the existing monument in front of the Building in a manner consistent with the signage currently in place. Any such signage shall be at Tenant’s sole cost and subject to applicable governmental approvals and permits, and Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing.  Landlord shall have the right, at Landlord’s sole cost and expense, from time to time during the Term, as the same may be extended, to relocate and/or replace said signage with similar signage of equal or greater size and of equivalent or better location and visibility. Tenant’s sign panel or display shall be at least as large as any other panel or display of any other Tenant. In the event that the pertinent laws, rules, regulations or governmental authorities limit the number of designations that may be placed on the monument sign to one, then only the Building name shall be displayed thereon. In the event that the pertinent laws, rules, regulations and governmental authorities limit the number of designations to be placed on the monument sign to two, then only the designation of the Building and the Tenant then occupying the greatest RSF in the Building shall be on the monument sign. Subject to the foregoing, Landlord shall use reasonable efforts to ensure that Tenant will have its name on the monument sign throughout the Lease Term.

3. Spandrel Signage

So long as (i) no Event of Default then exists, and (ii) Tenant occupies at the Premises, effective as of the Commencement Date, and subject to regulatory approvals and Landlord’s prior written approval, which shall not be unreasonably conditioned, withheld or delayed, Tenant may install building signage above the 6th floor spandrel on the northwest side of the building facing Arapaho Road. Any such signage shall be at Tenant’s sole cost.

4. Finish Work Allowance

The space will be provided in its “as-is” condition. Landlord shall provide Tenant with an allowance for the costs (“Finish Work Allowance Costs”) of hereafter constructing any tenant improvements in the Premises (including, without limitation, third party architectural and engineering fees with respect thereto) in an amount not to exceed $864,840.83 (i.e., the product of (x)$32.59 per rentable square foot and (y) 26,537 rentable square feet of the Premises) (the “Finish Work Allowance”). All construction and design costs for the Premises in excess of the Finish Work Allowance shall be paid for entirely by Tenant, and Landlord shall not provide any reimbursement therefor. The Finish Work Allowance, less 10% retainage, shall be disbursed as requisitioned by Tenant, but not more frequently than monthly, within thirty (30) days after Tenant’s submission of the requisition package. For each disbursement, Tenant shall submit a requisition package to Landlord with an itemization of the costs being requisitioned, a certificate by an officer of Tenant that all such costs are Finish Work Allowance Costs and have been incurred by Tenant, and appropriate back-up documentation including, without limitation, partial or full lien waivers (in a form reasonably approved by Landlord), invoices and bills (together with evidence of Tenant’s payment of such amounts, if Tenant does not request such invoices to be paid by joint check pursuant to the next sentence), and, upon completion of the work, such certificates of completion, final lien waivers, certificates of occupancy, and as-built plans as Landlord may reasonably require in light of the nature and scope of the work Notwithstanding the foregoing, at Tenant’s request, Landlord shall make disbursements of the Finish Work Allowance by check jointly payable to Tenant and Tenant’s general contractor with respect to the portion of the work then completed; provided however, that Landlord shall have no responsibility or Liability to Tenant or such contractor with respect to such work, including without limitation, the quality or completeness of such work or any warranties associated therewith. If the reasonably estimated cost of the work exceeds the Finish Work Allowance, Landlord reserves the right to make pro-rata disbursements of the Finish Work Allowance in the proportion that the Finish Work Allowance bears to the estimated cost of the work, subject to a final reconciliation upon completion of the work. Subject to the foregoing, Landlord shall disburse the retainage amount upon receipt of a final back-up documentation, within forty-five (45) days of completion of all the work. Landlord shall have no obligation to pay the Finish Work Allowance at any time (a) when Tenant is in default under the Lease (as amended hereby) beyond the expiration of any applicable notice or cure period or (b) with respect to any requisition submitted after the last day of the Sixth (6th) Lease Month. After the final completion of the work and the reconciliation of the Finish Work Allowance and the Finish Work Allowance Costs, Tenant may use any excess Finish Work Allowance for the payment of Rent hereunder or towards the cost of Tenant’s bona fide move-related expenses, furniture, and cabling costs respecting the Premises, and third party construction management services by making written request for such final disbursement before the last day of the Sixth (6th) Lease Month, together with all appropriate back up documentation, and Landlord shall reimburse Tenant for the cost of the same within thirty (30) days of Tenant’s request therefor. Thereafter Landlord shall have no obligation for any unused portion of the Finish Work Allowance.

5. Early Termination:

Provided no monetary Event of Default by Tenant then exists at the time of the exercise of the option that is the subject of this special provision, Tenant shall have the irrevocable right to terminate the Lease effective on the last day of the 36th Lease Month by delivering to Landlord written notice thereof (“Termination Notice”) no later than the last day of the 28th Lease Month accompanied by a Termination Fee (herein so called) in cash or its equivalent in an amount equal to the balance of as the effective date of such Termination of all unamortized Landlord’s Finish Work Allowance, brokerage commissions and costs for the purchase and installation of the Generator associated with the Lease, such costs to be amortized at a rate of nine percent (9%) over the initial Term of this Lease. Failing the timely delivery of the Termination Notice and or the Termination Fee, then the right herein provided shall automatically cease and expire.

6. Single Renewal Option:

Tenant may renew this Lease for one additional period of five (5) years, provided there is not then an Event of Default by Tenant under the Lease, by delivering written notice of the exercise thereof to Landlord not later than six months before the expiration of the Term. The Basic Rental payable for each month during such extended Term shall be the prevailing rental rate (the “Prevailing Rental Rate”), at the commencement of such extended Term, for renewals of space in buildings comparable to the Building in the submarket in which the Premises are located of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account. Within 30 days after receipt of Tenant’s notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Basic Rental, if any, and the other terms and conditions offered. Tenant shall, within twenty (20) days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

(a) Basic Rental shall be adjusted to the Prevailing Rental Rate;

(b) Tenant shall have no further renewal option unless expressly granted by Landlord in writing;

(c)           Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements; provided, if such allowances have been taken into account in determining the Prevailing Rental Rate, then Landlord shall provide such allowances to Tenant; and

(d) The Expense Stop shall be adjusted to be the calendar year in which the extended Term commences (provided such adjustment is taken into account in determining the Prevailing Rental Rate).

If Tenant rejects Landlord’s determination of the Prevailing Rental Rate and timely notifies Landlord thereof, Tenant may, in its notice to Landlord, require that the determination of the Prevailing Rental Rate be made by brokers. In such event, within 10 days thereafter, each party shall select a qualified commercial real estate broker with at least ten years experience in Leasing property and buildings in the city or submarket in which the Premises are located. The two brokers shall give their opinion of prevailing rental rates within 20 days after their retention. In the event the opinions of the two brokers differ and, after good faith efforts over the succeeding 20-day period, they cannot mutually agree, the brokers shall immediately and jointly appoint a third broker with the qualifications specified above. This third broker shall immediately (within five days) choose either the determination of Landlord’s broker or Tenant’s broker and such choice of this third broker shall be final and binding on Landlord and Tenant. Each party shall pay its own costs for its real estate broker. Following the determination of the Prevailing Rental Rate by the brokers, the parties shall equally share the costs of any third broker,

7. Satellite Dish/Riser:

Subject to the terms set forth below, Landlord hereby grants Tenant a license to use a portion of the roof of the Building for the installation of up to two (2) communications antennae or satellite dish or other communications equipment for Tenant’s uses ancillary to the Permitted Use in the Premises (the “Satellite Dish”). The size, location, manner of placement, screening, installation specifications, and other particulars of the Satellite Dish shall be subject to the prior review and reasonable approval of Landlord. Tenant shall be responsible for obtaining all necessary permits, approvals, and operating licenses for such installation and shall pay all costs arising from the installation, maintenance, repair, and subsequent removal of the Satellite Dish, and repair and replacement of any disturbed roofing materials associated therewith. Similarly, subject to the terms set forth below, Landlord hereby grants Tenant a license to use a portion of the riser space situated at the Building for the installation of certain equipment for Tenant’s uses ancillary to the Permitted Use in the Premises. The size, location, manner of placement, screening, installation specifications, and other particulars of such equipment shall be subject to the prior review and reasonable approval of Landlord. Tenant shall be responsible for such installation and shall pay all costs arising from the installation, maintenance and repair of such equipment.

8. Generator

Landlord, at its sole cost and expense, shall purchase, install and maintain in good working order throughout the Term, an approximate 500 Kva generator with a 2-hour fuel “day tank”, pursuant to written specifications as provided by Tenant, and subject to Landlord’s review and approval, for use by Tenant during the Term; provided however that Landlord shall also have the right to use such for its benefit and the benefit of the Building for essential building systems. Such installation shall include the generator pad, screening and conduit to the Premises. Conduit shall be adequate in size to accommodate wiring from a second generator if installed by Tenant, at its sole cost and expense, with the prior written approval of Landlord, if any. The location of the generator shall be mutually acceptable to Landlord and Tenant.

Upon installation of the generator or contemporaneously therewith, Tenant may, at its sole cost and expense, perform the electrical testing of the generator and related systems, to its reasonable satisfaction. Landlord shall be responsible for, and shall timely perform, all other testing associated with the generator.

Landlord and Tenant shall use their best efforts in the installation and any testing of the generator, so that the generator will be installed and ready for use on or before November 1, 2005.

9. Furniture

In addition to the Finish Work Allowance, Landlord shall provide Tenant with an allowance for the costs (“Furniture Allowance Costs”) of hereafter purchasing thirty (30) new Kimball “Reasons” cubicles and thirty (30) new “CUSP” task chairs, or, in each case, furniture of comparable quality, and otherwise furnishing up to three (3) conferences rooms with one (1) new or used conference table and up to twelve (12) new or used conference chairs for each of the three conference rooms within the Premises in an amount not to exceed $100,000.00 (the “Furniture Allowance”). Prior to the acquisition of such furniture Tenant shall provide copies of the bids or other pricing for such furniture, and the type and cost of such shall be subject to Landlord’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed; and in the event Landlord does not approve or disapprove of any such bids within five (5) business days of Tenant’s submission thereof, then Landlord shall be deemed to have approved of such bid. Provided Landlord, has approved (or is deemed to have approved) the proposed furniture to be purchased, as provided in the foregoing, the Furniture Allowance shall be disbursed as requisitioned by Tenant, but not more frequently than monthly, within thirty (30) days after Tenant’s submission of the requisition package. For each disbursement, Tenant shall submit a requisition package to Landlord with an itemization of the costs being requisitioned, a certificate by an officer of Tenant that all such costs are Furniture Allowance Costs and have been incurred by Tenant, and appropriate back-up documentation including, without limitation, invoices and bills (together with evidence of Tenant’s payment of such amounts, if Tenant does not request such invoices to be paid by joint check pursuant to the next sentence). Notwithstanding the foregoing, at Tenant’s request, Landlord shall make disbursements of the Furniture Allowance by check jointly payable to Tenant and the furniture supplier with respect to the portion of the furniture then acquired. Landlord shall have no obligation to pay the Furniture Allowance at any time (a) when Tenant is in default under the Lease (as amended hereby) beyond the expiration of any applicable notice or cure period or (b) with respect to any requisition submitted after the last day of the Sixth (6th) Lease Month. Thereafter Landlord shall have no obligation for any unused portion of the Furniture Allowance. All furnishings purchased with the Furniture Allowance shall be and remain the property of Landlord, provided however, that during the Term, Tenant shall lease and have the right to use such furniture, in partial consideration of the Basic Rental provided for herein, and provided that Tenant during the Term of the Lease shall be responsible for any and all business personal property taxes assessed respecting such furniture.

10. Security System

Landlord will make its card-key access system available to Tenant so that Tenant may secure the Premises via the card-key access system and access the exterior security cameras (to the extent such cameras are operational).

11. Tenant Audit of Excess

Tenant, at its expense, shall have the right upon fifteen (15) business days advance written notice, to inspect Landlord’s books and records relating to the Lease and the Building for any year in which Excess charges are due, any such inspection to be conducted at Landlord’s building manager’s office, during normal business hours; provided, however Landlord agrees to reimburse Tenant for the costs of any such inspection conducted by or for it in the event the inspection reflect that the Excess charged to Tenant by Landlord hereunder for the period of time covered by such inspection shall have been overstated by seven (7%) or more. If such audit or inspection reveals that an error was made in the Excess previously charged to Tenant, Landlord shall refund to Tenant any overpayment of any such costs within 30 days of notification thereof. Any such inspection must cover a period within twenty-four (24) months prior to the then current calendar year, any objections to charges prior thereto being conclusively presumed to have been waived.

12. Permitted Equipment

Any provision of Section 12 of the Building Rules and Regulations to the contrary notwithstanding. Tenant may use and operate in the Premises four (4) Precision air-conditioning units, and Uninterrupted Power Supply equipment and other related equipment typical in large data centers, subject to the other terms and provisions as provided in this Lease.

13. Building Hours

Any provision of Section 16 of the Building Rules and Regulations to the contrary notwithstanding, the Building Hours, for purposes of this Lease shall be 7:00 a.m. to
7:30 p.m. Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturdays.

14. Landlord’s Remedial ADA Compliance

Landlord covenants and agrees to commence within 45 days of the Effective Date to commence and diligently pursue to completion the installation, remediation or repair of the ADA compliance matters set forth on Exhibit D-1 hereto.

Exhibit D-1

ADA Compliance Matters

Women’s Restroom

1.             Accessible signage on front door to be relocated to strike side of door at 60” a.f.f.

2.             Entrance door to restroom is not accessible on the pull side.

3.             ADA/TAS stall door to be 4” max. from side stall wall (it is currently at 7”).

4.             Coat book on women’s ADA/TAS stall is mounted at 53” a.f.f. Needs to be mounted at 48” a.f.f.

5.             Women’s ADA/TAS water closet is not at an accessible height or distance from closest side wall. Relocate to 1’-6” from side wall and at 17” – 19” a.f.f. to top of rim.

6.             Provide new women’s rear grab bar (to be 36” minimum, is at 30” currently).

7.             Lavatory apron is 26-1/2” a.f.f. and needs to be 29” a.f.f. minimum for required ADA/TAS knee clearance.

8.             Kneespace under lavatory is not clear 8” deep X 27” high required ADA/TAS clearance because of existing angled panel.

9.             Paper towel dispenser / trash receptacle is mounted too high. Relocate so that paper towel dispenser height is at 48” a.f.f.

Men’s Restroom

1.             Accessible signage on front door to be relocated to strike side of door at 60” a.f.f.

2.             Entrance door is not accessible on the pull side.

3.             Men’s ADA/TAS water closet is not at an accessible distance from closest side wall. Relocate water closet to 1’-6” from side wall.

4.             Existing urinal does not meet the 14” deep TAS requirement. Provide new urinal and mount per ADA/TAS requirements.

5.             Cut privacy panel between urinals back to 24” deep maximum (or width will have to increase to 32” wide. Stall is currently at 30-1/2” wide).

6.             Paper towel dispenser projects 4-1/4” from wall and is mounted 50” to paper towel dispenser. Provide new paper towel dispenser which projects 4” max. from wall and mount at 48” a.f.f. to paper towel dispenser.

7.             Lavatory apron is 26-1/2” a.f.f. and needs to be at 29” a.f.f. minimum for required ADA/TAS knee clearance.

8.             Kneespace under lavatory is not have 8” deep X 27” high required ADA/TAS clearance because of existing angled panel.

Breakroom millwork

1. Front vertical apron at accessible sink meets ADA/TAS knee clearance height, however, horizontal and sloped panel beyond is impeding on the 8” deep X 27” high required knee space.

EXHIBIT E

PARKING

Parking Spaces.

Landlord hereby grants to Tenant and persons designated by Tenant a license for the duration of the Term to use up to one hundred and four (104) unreserved surface parking spaces and twenty (20) reserved covered vehicle parking space (as Landlord shall determine) in that certain surface parking lot facility (the “Parking Facilities”) owned by Landlord adjacent to the Building, for the initial Term of the Lease, subject to its early termination as provided in this Lease, and subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Facilities.

During such initial Term, there shall be a charge of $0.00 (plus tax) per month per unreserved parking space and a charge of $0.00 (plus tax) per month per reserved parking space, for the parking spaces designated above, whether or not Tenant utilizes such parking spaces. No deductions from the monthly charge will be made for days on which the Parking Facilities or any particular parking space is not used by Tenant.

After the initial Term, Tenant may continue such license, subject to the payment of the then prevailing fees generally charged by Landlord for such parking spaces, and subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Facilities.

Tenant may not assign its licenses without the prior written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

Control of Parking.

Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Parking Facilities. Landlord reserves the right from time to time to adopt, modify and enforce reasonable rules governing the use of the Parking Facilities, including any key-card, sticker or other identification or entrance system, and hours of operation. Landlord may refuse to permit any person who violates such rules to park in the Parking Facilities, and any violation of the rules will subject the car to removal from same.

Liability.

The unreserved parking spaces hereunder will be provided on an unreserved “first-come, first-served” basis. Tenant acknowledges that Landlord has or may arrange for the Parking Facilities to be operated by an independent contractor, not affiliated with Landlord. Tenant agrees to look first to its insurance carrier and to require that Tenant’s employees look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facilities. Tenant hereby waives on behalf of Tenants insurance carriers all rights of subrogation against Landlord or Landlord’s agents. Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, and Tenant and persons designated by Tenant hereunder will not park in any such assigned or reserved spaces. Landlord also reserves the right to close all or any portion of the Parking Facilities on a temporary basis (as necessary) in order to make repairs or perform maintenance services, or to alter, modify, restripe or renovate the Parking Facilities, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond Landlord’s reasonable control. If, for any other reason, Tenant or persons properly designated by Tenant, are denied access to the Parking Facilities and Tenant or such persons will have complied with this Exhibit E. Landlord’s liability will be limited to parking charges (excluding tickets for parking violations) incurred by Tenant or such persons in utilizing alternative parking, which amount Landlord will pay upon presentation of documentation supporting Tenant’s claims in connection therewith.

Landlord shall use reasonable efforts to monitor the use of reserved parking spaces by the licenses entitle to use of such, but shall have no liability whatsoever in this regard.

Default Remedies.

If Tenant defaults under this Exhibit E, Landlord will have the right to remove from the Parking Facilities any vehicles hereunder which are involved or are owned or driven by parties involved in causing such default, without liability there for whatsoever. In addition, if Tenant defaults under this Exhibit E, then, Landlord will have the right to cancel Tenant’s reserved parking spaces after ten (10) days’ written notice, provided Tenant does not cure such within that time period; such cancellation to continue in any event until such matter has been cured. If Tenant defaults with respect to the same term or condition under this Exhibit E, more than three (3) times during any twelve (12) month period, the next default of such term or condition, will, at Landlord’s election, constitute a default of the parking arrangements and the person or persons causing such default shall no longer have access to any of the Parking Facilities.

EXHIBIT F

INTENTIONALLY DELETED

EXHIBIT G

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of the                day of                      , 200   , by and between BANK OF TEXAS, N.A. having an address at 5956 Sherry Lane, Suite 1100, Dallas, Texas 75225 (“Lender”) and SONUS NETWORKS, INC., a Delaware corporation, having an address at 1130 East Arapaho Road, Suite          , Richardson, Texas 75081 (“Tenant”).

RECITALS:

A.            Tenant is the holder of a leasehold estate in a portion of the property described on Exhibit “A” (the “Property”) under and pursuant to the provisions of a certain lease dated the                day of          , 2005 between PEARSON FUND III, L.P., a Texas limited partnership, as landlord, and Tenant, as tenant (the “Lease”);

B.            PEARSON FUND III, L.P., a Texas limited partnership (“Landlord”) is the current holder of the “Landlord’s” interest in the Lease;

C.            The Property is or is to be encumbered by one or more mortgages, deeds of trust, deeds to secure debt or similar security agreements (collectively, the “Security Instrument”) in favor of or to be assigned to Lender; and

D.            Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

NOW, THEREFORE, the parties hereto mutually agree as follows:

1.             Subordination. The Lease shall be subject and subordinate in all respects to the lien and terms of the Security Instrument, to any and all advances to be made there under and to all renewals, modifications, consolidations, replacements and extensions thereof.

2.            Non-disturbance. So long as Tenant pays all rents and other charges as specified in the Lease and is not otherwise in default (beyond applicable notice and cure periods) of any of its obligations and covenants pursuant to the Lease, Lender agrees for itself and its successors in interest and for any purchaser of the Property upon a foreclosure of the Security Instrument, that Tenant’s possession of the premises as described in the Lease will not be disturbed during the term of the Lease, as said term may be extended pursuant to the terms of the Lease or as said premises may be expanded as specified in the Lease, by reason of a foreclosure. For purposes of this agreement, a “foreclosure” shall include (but not be limited to) a sheriff’s or trustee’s sale under the power of sale contained in the Security Instrument, the termination of any superior lease of the Property and any other transfer of the Landlord’s interest in the Property under peril of foreclosure, including, without limitation to the generality of the foregoing, an assignment or sale in lieu of foreclosure.

3.             Attornment. Tenant agrees to attorn to, accept and recognize any person or entity which acquires the Property through a foreclosure (an “Acquiring Party”) as the landlord under the Lease for the then remaining balance of the term of the Lease, and any extensions thereof as made pursuant to the Lease. The foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Tenant as a condition to its effectiveness. Tenant agrees, however, to execute and deliver, at any time and from time to time, upon the request of the Lender or any Acquiring Party any reasonable instrument which may be necessary or appropriate to evidence such attornment.

4.             No Liability. Notwithstanding anything to the contrary contained herein or in the Lease, it is specifically understood and agreed that neither the Lender, any receiver or any Acquiring Party shall be:

(a)   liable for any act, omission, negligence or default of any prior landlord (other than to cure defaults of a continuing nature with respect to the maintenance or repair of the demised premises or the Property); provided, however, that any Acquiring Party shall be liable and responsible for the performance of all covenants and obligations of landlord under the Lease accruing from and after the date that it takes title to the Property; or

(b)   except as set forth in (a), above, liable for any failure of any prior landlord to construct any improvements;

(c)   subject to any offsets, credits, claims or defenses which Tenant might have against any prior landlord; or

(d)   bound by any rent or additional rent which is payable on a monthly basis and which Tenant might have paid for more than one (1) month in advance to any prior landlord;

(e)   bound by any cancellation, surrender, amendment or modification of the Lease or release of liability thereunder not expressly consented to in writing by Lender or otherwise permitted by the Security Instrument in each instance, except, for those cancellations, surrenders, amendments or modifications contemplated in the Lease or permitted to be made without Lender’s consent pursuant to the terms of the loan documents between Lender and Landlord, or

(f)    be liable to Tenant hereunder or under the terms of the Lease beyond its interest in the Property.

Notwithstanding the foregoing, Tenant reserves its rights to any and all claims or causes of action against such prior landlord for prior losses or damages and against the successor landlord for all losses or damages arising from and after the date that such successor landlord takes title to the Property.

5.            Rent. Tenant has notice that the Lease and the rents and all other sums due thereunder have been assigned in writing to Lender as security for the loan secured by the Security Instrument. In the event Lender notifies Tenant of the occurrence of a default under the Security Instrument and demands that Tenant pay its rents and all other sums due or to become due under the Lease directly to Lender, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Lender or as otherwise authorized in writing by Lender. Landlord hereby irrevocably authorizes Tenant to make the foregoing payments to Lender upon such notice and demand.

6.            Lender to Receive Notices. Tenant shall notify Lender of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof shall be effective unless Lender shall have received notice of default giving rise to such cancellation and shall have failed within thirty (30) days after receipt of such notice to cure such default, or if such default cannot be cured within thirty (30) days, shall have failed within thirty (30) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

7.            NOTICES. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the receiving party at its address set forth above, and:

if to Tenant:

Sonus Networks, Inc.

1130 East Arapaho Road, Suite 200

Richardson, Texas 75081

Attn:

Telephone:

Fax:

with a copy to:

Sonus Networks, Inc.

250 Apollo Drive

Chelmsford, MA 01824

Attn:

Telephone:

Fax:

if to Lender:

Bank of Texas, NA

5956 Sherry Lane, Suite 1100

Dallas, Texas 75225

Attn: Kimberly (Kim) W. Kittle, Vice President

kkittle@mail.bokf.com

Telephone: 214.987.8842 direct

Fax:

or addressed as such party may from time to time designate by written notice to the other parties. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications. For purposes of this Section 7, the term “Business Day” shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in Dallas County, Texas. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

8.             Successors. The obligations and rights of the parties pursuant to this Agreement shall bind and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties.

9.             Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single agreement.

10.           Transfer of Loan/Servicing. Lender may sell, transfer and deliver the Note and assign the Security Instrument, this Agreement and the other documents executed in connection therewith to one or more Investors (as defined in the Security Instrument) in the secondary mortgage market or otherwise. Lender may also retain or assign responsibility for servicing the loan evidenced by the Note, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer, on behalf of the Investors. All references to Lender herein shall refer to and include any such servicer to the extent applicable. Lender may disclose the terms of this Agreement, the identity of Tenant or any principal of Tenant, or any financial information regarding Tenant or any principal of Tenant, to any Investor or potential Investor.

IN WITNESS WHEREOF, Lender, Landlord and Tenant have duly executed this Agreement as of the date first above written.

LENDER:

By:
Its:

STATE OF	)
) ss.
COUNTY OF	)

On the          day of               , in the year 200    , before me, the undersigned, a Notary Public in and for said State, personally appeared                       , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that said person executed the same in said person’s capacity as                                    of                      , and that by said person’s signature on the instrument, said corporation executed the instrument.

Notary Public

TENANT:

By:

Its:

STATE OF TEXAS	)
) ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this               day of                  , 2005, by                     the                     of                                           , a                                  , on behalf of the                          .

Notary Public

My Commission Expires:

The undersigned accepts and agrees to
the provisions of Section 5 hereof:

LANDLORD:

By:

Its:

STATE OF TEXAS	)
) ss.
COUNTY OF	)

This instrument was acknowledged before me  this         day of                                   , 2005, by                             ..

My commission expires:

Notary Public

(Seal)

EXHIBIT A
to SNDA

LEGAL DESCRIPTION

EXHIBIT H

INTENTIONALLY DELETED

EXHIBIT I

JANITORIAL SPECIFICATIONS

CLEANING SPECIFICATIONS

Cleaning services are to be provided five (5) days a week unless otherwise specified. Cleaning hours are Sunday through Thursday between 6:00 p.m. and before 7:00 a.m. The cleaning specifications are as follows:

I.              OFFICE AREAS

A.        Daily

1.     Dust and wipe clean all furniture, fixtures, shelving, and cabinets. Note: Desks with loose papers on the top will not be cleaned.

2.     Spot clean all vertical desk surfaces.

3.     Office wastepaper will be emptied. Liners will be replaced as required.

4.     Vacuum carpet in offices as needed; moving light furniture other than desks, file cabinets, etc. Remove any spot on carpet, when possible.

5.     Dust and spot mop all resilient tile floor areas. All floor edges will be damp mopped.

6.     All telephones will be cleaned and sanitized, if possible.

7.     Spot clean all surfaces and columns. All glass partitions will be spot cleaned.

8.     Wipe metal door knobs, light switch plates, mirrors, kick plates, door saddles and directional signs.

9.     Vacuum all traffic areas daily.

B.         Weekly

1.     Dust and clean all paneling, door frame, ornamental work, grilles, ventilating louvers, baseboards and entire doors.

2.     Dust all mini-blinds

C.         Monthly

1.     Complete all high dusting.

2.     Dust and wipe clean all air diffusers and ceiling ventilators.

3.     Resilient tile floors will be buffed.

II.            RESTROOMS

A.        Daily

1.     Restroom floors are to be swept and washed with disinfectant.

2.     Basins, toilets bowls and urinals are to be washed and disinfected.

3.     Clean and disinfect both sides of every toilet seat.

4.     Mirrors, shelves, plumbing work, bright work, and enamel surfaces will be wiped down.

5.     Remove spots, stains, splashes from all wall areas, doors, door frames, light switches, etc.

6.     Waste receptacles will be emptied and cleaned. Soap, toilet, paper, toilet seat cover, towel, and sanitary napkin/tampon dispensers will he filled.

7.     Tile walls and dividing partitions will be spot cleaned.

8.     Dust top of all toilet partitions.

B.         Weekly

1.     Tile walls and dividing partitions will be washed and disinfected thoroughly.

2.         Resilient tile floors will be buffed twice per month.

C.         Monthly

1.         Thoroughly scrub floors. Pay special attention to corners and edges, base of walls and grouting.

III.           COMMON AREAS, KITCHEN AREA, BREAK AREA

A.        Daily

1.     All hard surface floors are to be swept and/or dust mopped with dust control treated mops or other effective tools, and left clean and free of dust (includes cove base and/or carpet caps).

2.     Carpets are to be vacuumed and spot cleaned.

3.     Main lobby floors are to be wiped and washed.

4.     Spot clean all walls where possible, dust floor to ceiling as needed.

5.     Clean entrance glass. Clean entrance doors. Polish thresh plates.

6.     Clean directory board.

7.     Waste receptacles are to be emptied.

8.     All water fountains are to be sanitized and polished.

9.     Lobby furniture is to be dusted and vacuumed.

10.   Stairwell is to be swept and mopped.

11.   All interior glass is to be spot cleaned.

12.   All table tops, counters and sinks in kitchen and break area will be cleaned. Vending machines and ice makers will be wiped clean with a damp cloth.

B.         Weekly

1.     Dust and clean all paneling, ornamental work, grilles, ventilating louvers, baseboards and entire doors.

2.     Resilient tile floors will be buffed twice per month.

C.         Monthly

1.     Complete all high dusting.

2.     Dust and wipe clean all air diffusers and ceiling ventilators.

D.         Quarterly

1.     Scrub and refinish all resilient tile floor areas.

E.         Semi-Annually

1.     Strip and refinish all resilient floor areas.

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